UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Viad Corp
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Viad Corp 1850 North Central Avenue, Suite 1900 Phoenix, Arizona 85004-4565
March 29, 2021
Dear Fellow Shareholder:
We invite you to attend the 2021 Annual Meeting of Shareholders to be held via the internet through a virtual web conference at www.virtualshareholdermeeting.com/VVI2021 on Friday, May 14, 2021, at 8:00 a.m. MST. The 2021 Annual Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast to enable our shareholders to participate from any location. You will be able to attend the 2021 Annual Meeting online, vote your shares electronically, and submit questions during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.
Your vote is important, and whether or not you plan to participate in the meeting, please complete and return your proxy card to designate the proxies to vote your shares.
Thank you for continuing to support our company.
Sincerely,

Richard H. Dozer	Steven W. Moster
Chairman of the Board of Directors	President and Chief Executive Officer
This proxy statement is dated March 29, 2021, and is first being made available to shareholders via the internet on or about March 29, 2021.

Viad Corp 1850 North Central Avenue, Suite 1900 Phoenix, Arizona 85004-4565
NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
Time and Date:	8:00 a.m. MST, Friday, May 14, 2021

Online check-in will be available beginning at 7:30 a.m. MST. Please allow ample time for the online check-in process.

Place:	This year’s meeting will be held via the internet through a virtual web conference at www.virtualshareholdermeeting.com/VVI2021.

To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials.

Record Date:	March 15, 2021

Voting:
If you were a shareholder on the Record Date, you may vote at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other matters to be voted on.

Matters to be voted on:
1.	Elect the following director nominees to 3-year terms: Richard H. Dozer and Virginia L. Henkels;
2.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021;
3.	Approve, on an advisory basis, the compensation of our named executive officers; and
4.	Any other business that may properly come before the meeting or any adjournment thereof.
Your vote is important! Please submit your proxy as soon as possible to ensure that your shares are represented regardless of whether you participate in the meeting. This notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information. Shareholders should access and review all proxy materials before voting.
By Order of the Board of Directors,

Derek P. Linde
General Counsel and Corporate Secretary
March 29, 2021

Viad Corp 1850 North Central Avenue, Suite 1900 Phoenix, Arizona 85004-4565
PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders on May 14, 2021:

Our Notice of 2021 Annual Meeting of Shareholders, Proxy Statement,
and 2020 Annual Report on Form 10-K are available at
http://www.viad.com/investors/annual-meeting-proxy-materials

Our Board of Directors (the “Board”) is providing this Proxy Statement in connection with Viad’s 2021 Annual Meeting of Shareholders (“Annual Meeting”) to be held via the internet through a virtual web conference at www.virtualshareholdermeeting.com/VVI2021 on Friday, May 14, 2021, at 8:00 a.m. MST, and any adjournment or postponement thereof.
Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed on or about March 29, 2021, to all shareholders entitled to vote at the Annual Meeting. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each record shareholder, we may furnish proxy materials by providing internet access to those documents. This Notice contains instructions on how to access our proxy materials and vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card.

References to “we,” “us,” “our,” “the Company,” and “Viad” refer to Viad Corp and its subsidiaries. All references to “years,” unless otherwise noted, refer to our fiscal year, which ends on December 31.

FORWARD-LOOKING STATEMENTS
This proxy statement contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, initiatives, intentions, or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements. Such risks, uncertainties, and other important factors include, among others: the short- and longer-term effects of the COVID-19 pandemic, including the demand for travel, event business and travel experiences, and levels of consumer confidence; actions that governments, businesses, and individuals take in response to the COVID-19 pandemic or any future resurgence, including limiting or banning travel; the impact of the COVID-19 pandemic, or any future resurgence, on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; and the pace of recovery following the COVID-19 pandemic or any future resurgence.
Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:
•	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
•	our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	travel industry disruptions;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	seasonality of our businesses;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, and other catastrophic events;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	liabilities relating to prior and discontinued operations;
•	adverse effects of show rotation on our periodic results and operating margins;
•	our exposure to currency exchange rate fluctuations;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data; and
•	changes affecting the London Inter-bank Offered Rate (“LIBOR”) and the Canadian Dollar Offered Rate (“CDOR”).
For a more complete discussion of the risks and uncertainties that may affect our business or financial results, refer to “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this proxy statement except as required by applicable law or regulation.

PROPOSAL 1: ELECTION OF DIRECTORS
INTRODUCTION
Our Corporate Governance and Nominating Committee recommended, and our Board of Directors nominated, the two incumbent directors listed below under “Director Nominees.” Each of the director nominees is independent under the New York Stock Exchange (“NYSE”) listing standards, applicable SEC rules and regulations, and our Corporate Governance Guidelines (the “Guidelines”).
SKILLS, QUALIFICATIONS, AND EXPERIENCE OF DIRECTORS
Our Board believes that our directors should have certain qualifications and has concluded that each of our directors, including the nominees, possess the following specific qualifications and should serve on the Board:
•	Commitment to the long-term interests of our shareholders;
•	Highest ethical standards and integrity;
•	Willingness to act on and be accountable for Board decisions;
•	Ability to provide informed and thoughtful counsel to Management on a range of issues;
•	History of achievement that reflects superior standards for himself/herself and others;
•	Loyalty and commitment to driving our Company’s success;
•	Willingness to ask questions and pursue answers;
•	Ability to take tough positions, while at the same time work as a team player;
•	Willingness to devote sufficient time to carry out effectively all Board duties and responsibilities, and a commitment to serve on the Board for an extended period;
•	Adequate time to spend learning our businesses; and
•	Individual background that provides a portfolio of experience, knowledge, and personal attributes commensurate with our needs.
BOARD STRUCTURE
Our Bylaws provide that, from time to time, the Board shall fix the number of directors, other than those elected by the holders of one or more series of our preferred stock. Pursuant to the terms of the Certificate of Designations governing the 5.5% Series A Convertible Preferred Stock (the “Preferred Stock”) issued to Crestview Partners IV GP, L.P. and affiliated entities (the “Crestview Parties”), the Crestview Parties, voting as a separate class, are entitled to elect two directors (the “Preferred Directors”) to the Board for 1-year terms for so long as the Crestview Parties have, in the aggregate, record and beneficial ownership of, on an as-converted basis, at least 67% of the total number of shares of common stock issuable upon conversion of the Preferred Stock issued to them in connection with their initial investment (the “Initial Share Ownership”). Should they not meet the 67% threshold, the Crestview Parties are entitled to elect one director and appoint one non-voting Board observer for so long as they have, in the aggregate, record and beneficial ownership of, on an as-converted basis, at least 33% of the Initial Share Ownership. If the Preferred Stock is converted into common stock, but the Crestview Parties maintain ownership above the specified thresholds, the Crestview Parties will have the right to nominate that number of directors for election at an annual meeting of shareholders by all holders entitled to vote in the election of directors.
Currently, we have nine directors on our Board, including the two Preferred Directors. In August 2020, the Board appointed Brian P. Cassidy and Kevin M. Rabbitt to serve as the initial Preferred Directors. The Crestview Parties, as the holders of the Preferred Stock and voting as a separate class, are entitled to elect two Preferred Directors at this year’s Annual Meeting. Pursuant to the Certificate of Designations governing the Preferred Stock, the Crestview Parties are expected to elect Brian P. Cassidy and Kevin M. Rabbitt, effective as of the date of this year’s Annual Meeting. The seven remaining directors are divided into three classes. The term of one class of directors expires at each annual shareholders meeting, and nominees are elected to that class for a term of three years. Two directors, Richard H. Dozer and Virginia L. Henkels, are proposed for election by the shareholders that are entitled to vote in the election of directors at this year’s Annual Meeting.
Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS	1

DIRECTOR NOMINEES
Our Board has nominated incumbent directors Richard H. Dozer and Virginia L. Henkels for election at the Annual Meeting. Each of the nominees is independent, and, if elected, each nominee has agreed to serve another term, which will expire in 2024. There are no family relationships among any of our directors, director nominees, or executive officers.
Board Recommendation
The Board recommends that you vote “FOR” the election of these director nominees.
All information regarding each director and director nominee is as of March 29, 2021.
Richard H. Dozer (Chairman)
Director since: 2008
Age: 63

Mr. Dozer has served as our Board’s independent Chairman since December 2014. Mr. Dozer was President of the Arizona Diamondbacks, a Major League Baseball franchise, from the team’s inception in 1995 until 2006, Vice President and Chief Operating Officer of the Phoenix Suns, a National Basketball Association professional basketball franchise, from 1987 to 1995, and President of Talking Stick Arena (formerly US Airways Center and America West Arena) from 1989 to 1995. Mr. Dozer is a former CPA and served as an audit manager at Arthur Andersen, a global public accounting firm, from 1979 to 1987. Mr. Dozer was also Chairman of the Phoenix Office of GenSpring Family Offices, a wealth management firm for ultra-high net worth families, from 2008 to 2013. Mr. Dozer is a co-founder of and was the managing partner of CDK Partners, a real estate development and investment company, from 2006 to 2008. Mr. Dozer is a director and Chairman of the board of Blue Cross Blue Shield of Arizona, a health insurance provider, as well as a member of its Finance and Audit Committees. From September 2017 to May 2019, he was also a director of Knight-Swift Transportation Holdings Inc. (NYSE: KNX), a provider of truckload transportation and logistics services, where he served on the Audit and Finance Committees. Prior to its September 2017 merger with Knight Transportation, Inc., Mr. Dozer was a director for Swift Transportation Company from 2008 to 2017, where he served as Chairman of the Audit Committee, and as a member of the Compensation and Governance Committees, and as Chairman of the Board from 2014 to 2017. He is currently a director of Griffin Capital Essential REIT, Inc. (Griffin). Griffin merged with Cole Office & Industrial REIT (CCIT II), a public non-listed real estate investment trust. He was chair of the Nominating and Governance Committee and Audit Committee member of the CCIT II Board, as well as the Special Committee chair for the merger. He also served as the immediate past Chair of the Greater Phoenix Convention and Visitors Bureau. Mr. Dozer possesses specific attributes that qualify him to serve as a director, including his experience in operations, management, sales, and marketing of large-scale live corporate and consumer events, his U.S. public company experience, as well as his extensive financial experience.

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Virginia L. Henkels
Director since: 2017
Age: 52

Ms. Henkels is Chief Financial Officer and Secretary of Empowerment & Inclusion Capital I Corp. (NYSE: EPWR.U), which is a special-purpose acquisition company with the unique, purpose-driven mission to acquire a diverse-led business or a business focused on promoting an inclusive economy and society, and has served in that role since November 2020. She has served as a director of LCI Industries (NYSE: LCII), a supplier of engineered components to the recreation and industrial products markets since September 2017 and as a director of Echo Global Logistics, Inc. (NASDAQ:ECHO), a provider of technology-enabled transportation and supply chain management services since September 2018. From 2008 to September 2017, Ms. Henkels served as Executive Vice President, Chief Financial Officer, and Treasurer of Swift Transportation Company, a then-publicly traded transportation services company, where she led numerous capital market transactions including its 2010 Initial Public Offering. She also held various finance and accounting leadership positions with increasing responsibilities since 2004 at Swift Transportation and from 1990 to 2002 at Honeywell International, Inc. (NYSE: HON), a worldwide diversified technology and manufacturing company, including an expatriate international assignment. Ms. Henkels is serving as the Audit Committee Chair and a member of the Compensation Committee for LCI Industries and is a member of both the Audit and Nominating and Governance Committees for Echo Global Logistics, Inc. Ms. Henkels is currently a member of the National Association of Corporate Directors and the Women’s Corporate Director organizations. She is a former CPA with extensive experience in finance, accounting, capital markets, and investor relations as well as experience in strategy development, risk management, mergers and acquisitions, audit, corporate culture, and corporate governance.

PREFERRED DIRECTORS
Pursuant to the terms of the Certificate of Designations governing the Preferred Stock, the Crestview Parties, as the holders of the Preferred Stock and voting as a separate class, are entitled to elect two directors at this Annual Meeting. The Crestview Parties are expected to appoint Brian P. Cassidy and Kevin M. Rabbitt. Each of Brian P. Cassidy and Kevin M. Rabbitt is independent and each has agreed to serve another term, which will expire at the annual meeting of shareholders in 2022.
Brian P. Cassidy
Director since: 2020
Age: 47

Brian Cassidy joined Crestview in 2004 and is co-president and a partner of the firm, a member of its Investment Committee, and the head of Crestview’s media strategy. Prior to Crestview, Mr. Cassidy worked in private equity at Boston Ventures, investing in the media, entertainment and business services industries. He also worked as the acting Chief Financial Officer of a Boston Ventures’ portfolio company, ec-Content. Previously, Mr. Cassidy was an investment banking analyst at Alex. Brown & Sons, where he advised companies in the consumer and business services sectors on capital markets and M&A transactions. He is currently a director of Camping World Holdings, Congruex Holdings, Hornblower Holdings, ICM Partners, Industrial Media, Framestore/Company 3 and WOW!. He was previously involved with Charter Communications, Cumulus Media, Insight Communications, Interoute Communications, NEP Group, OneLink Communications and ValueOptions. Mr. Cassidy brings deep experience within the media, entertainment and business services sectors, along with expertise in mergers and acquisitions, corporate finance, and capital markets.

Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS	3

Kevin M. Rabbitt
Director since: 2020
Age: 49

Kevin Rabbitt is an operating executive at Crestview and currently serves as Chief Executive Officer of Hornblower Holdings, a leading North American provider of water-based dining, sightseeing, private charter and transportation services. Prior to that, Mr. Rabbitt served as the Chief Executive Officer of NEP Group from January 2012 through June 2020. Prior to joining NEP, he was the Chief Executive Officer of 3 Day Blinds, a manufacturer and multi-channel retailer of custom window coverings. He also worked for Viad subsidiary GES Exposition Services, a leading producer of face-to-face events and expositions. Mr. Rabbitt joined GES as Vice President of National Operations and progressively advanced in the organization to Executive Vice President of Products & Services, Chief Operating Officer and then President and Chief Executive Officer. Prior to GES, he was a consultant with Bain & Company. Mr. Rabbitt is also a director of Congruex Holdings. His direct experience leading GES, Hornblower, and other businesses within the events and leisure industries, combined with his deep experience in strategy development, mergers and acquisitions and operational excellence provides valuable insights to our Board.

DIRECTORS CONTINUING IN OFFICE
For Terms Expiring at the 2022 Annual Meeting of Shareholders:
Denise M. Coll
Director since: 2018
Age: 67

Ms. Coll served as a member of the Board of Trustees of LaSalle Hotel Properties (NYSE: LHO), a real estate investment trust, from 2013 until it was sold in December 2018. Prior to joining LaSalle, she served as President, North America Division of Starwood Hotels & Resorts Worldwide, Inc., a subsidiary of Marriott International (NASDAQ:MAR), a multinational diversified hospitality company. Ms. Coll led Starwood’s largest division with over 500 hotels, from 2007 to 2013, and was Senior Vice President, Operations – North American Division, from 2005 to 2007. Prior to that, she served as Senior Vice President of Seaport Companies, a Boston-based hotel company, from 2003 to 2004, and Chief Operating Officer from 1998 to 2003. Ms. Coll was also Senior Vice President & Area Director of Operations for ITT Sheraton Corporation-North America Division, an international hotel company, from 1995 to 1998, and prior to that, she held various positions within the Sheraton organization with increasing responsibility from 1980 to 1994. She has been a member of the Board of Directors of Enlivant, one of the nation’s largest owners and operators of senior living communities, since 2014. Ms. Coll also serves on the Board of Trustees of Simmons College. Ms. Coll has more than 40 years of experience in the hospitality industry and has a strong background with live events, hotel operations, brand creation and management, and is respected as one of the most successful and seasoned operators in our industry.

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Andrew B. Benett
Director since: 2013
Age: 50

Mr. Benett has been Executive Chairman and Chief Executive Officer of Harte Hanks, Inc. (NYSE:HHS), a marketing services company, since November 2019. Prior to joining Harte Hanks, he was the Global Chief Commercial Officer at Bloomberg Media Group (part of Bloomberg LP), a global media company, from March 2017 to October 2019. He previously served as Global Chief Executive Officer of Havas Creative Group, a global integrated marketing communications group and the largest business unit of Havas S.A., from 2014 to 2017. From 2010 to 2013, Mr. Benett held the position of Global Chief Executive Officer of Arnold Worldwide, a Havas company. Mr. Benett joined Havas Worldwide, then known as Euro RSCG Worldwide, in 2004 as Global Chief Strategy Officer. Prior to joining Havas, Mr. Benett was Executive Vice President, Executive Director, Strategy and Innovation at FutureBrand Company, Inc., a brand strategy, innovation and marketing consultancy. Mr. Benett is a director at Harte Hanks (NYSE: HHS), a global marketing services firm. Mr. Benett sits on The College Board of Advisors at Georgetown University, is a member of the 2012 class of Henry Crown Fellows at the Aspen Institute and is a member of the Aspen Global Leadership Network. Mr. Benett brings extensive experience in the areas of innovative marketing solutions and digital media, as well as deep knowledge of the digital and social media revolution influencing businesses.

Steven W. Moster
Director since: 2014
Age: 51

Mr. Moster has served as our President and Chief Executive Officer since December 2014 and resumed his role as President of GES in May 2020, a role that he also held from November 2010 to February 2019. Prior to that, Mr. Moster served in various executive management roles within the GES organization, including Executive Vice President–Chief Sales & Marketing Officer from 2008 to February 2010, Executive Vice President–Products and Services from 2006 to 2008 and Vice President–Products & Services Business from 2005 to 2006. From 2000 to 2004, Mr. Moster was Engagement Manager, Management Strategy Consulting for McKinsey & Company, a global management consulting firm, where he worked with a broad set of clients to create and implement growth strategies. He is a director of Cavco Industries, Inc. (NASDAQ: CVCO), which designs and produces factory-built housing products, and serves as the Chair of the Compensation Committee. Mr. Moster’s successful experience executing growth strategies and improving operating efficiencies, and his deep understanding of our operations, give him the unique ability to accelerate our strategic growth initiatives and enhance shareholder value across our GES and Pursuit business units.

Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS	5

For Terms Expiring at the 2023 Annual Meeting of Shareholders:
Edward E. Mace
Director since: 2012
Age: 69

Mr. Mace has been President and Chief Executive Officer of Silverwest Hotels, LLC (“Silverwest”), including its predecessor companies, since 2014. Silverwest develops new hotels, as well as acquires and repositions, and owns and manages existing U.S. hotels and resorts. Previously Mr. Mace was the Founder and CEO of Mace Pacific Holding Company, LLC, a private investment company involved in hotel and resort investment. He was a member of the Concessions Management Advisory Board of the U.S. National Park Service from 2010 to 2012. Mr. Mace was President of Vail Resorts Lodging Company and Rock Resorts International LLC, both subsidiaries of Vail Resorts, Inc. (NYSE: MTN), an owner, manager and developer of ski resorts and related lodging, from 2001 to 2006. Prior to that position, Mr. Mace was an executive of Fairmont Hotels & Resorts, Inc., an operator of luxury hotels and resorts worldwide, where he served as Vice Chairman from 2000 to 2001, President and Chief Executive Officer from 1998 to 2000, and Executive Vice President from 1996 to 1998. From 1994 to 1996, Mr. Mace was a partner in KPMG LLP’s hospitality and real estate consulting practice. Prior to KPMG, he was a Managing Partner of Lincoln Property Company, based in London, and headed a Joint Venture with GE Capital to invest in, and develop, real estate in Europe. Mr. Mace brings extensive experience in the hospitality and leisure industry, and knowledge and experience related to the strategic direction of companies, the formation of joint ventures and capital structures, as well as mergers and acquisitions and real estate development.

Joshua E. Schechter
Director since: 2015
Age: 48

Mr. Schechter has been a director and chairman of the board of Support.com (NASDAQ: SPRT), a provider of cloud-based software and services for technology support, since June 2016, as well as a member of its Nominating and Governance, and Audit Committees. Since May 2019, Mr. Schechter has been a director of Bed Bath & Beyond Inc., (NASDAQ: BBBY), a retailer of domestic merchandise and home furnishings, as well as a member of its Audit Committee. From April 2018 to January 2020, Mr. Schechter was a director and chairman of the board of Sunworks, Inc. (NASDAQ: SUNW), a provider of solar power solutions, as well as a member of its Nominating and Governance, and Audit Committees. From April 2018 to June 2019, Mr. Schechter was a director of Genesco Inc. (NYSE: GCO), a footwear retailer, as well as a member of its Strategic Committee. From 2008 to May 2015, he was a director of Aderans Co., Ltd., a multinational company engaged in hair-related business, and Executive Chairman of its holding company, Aderans America Holdings, Inc. From 2001 to 2013, Mr. Schechter was Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to 2013, he was co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Together with his managerial and public company board experience, Mr. Schechter’s experience in corporate governance matters, capital markets, acquisitions, and other transactions in a variety of industries provides valuable insight to our Board.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to sound corporate governance and believe that adhering to the following strong corporate governance principles is essential to our long-term success.
Independent Oversight	•	We maintain separate roles for our CEO and our independent Chairman of the Board
	•	The Board actively oversees our Company’s long-range strategic plan and risk management
	•	All Board members, other than our CEO, are independent with fully independent Board committees
	•	We hold regular executive sessions of non-employee directors at Board and committee meetings
Board Effectiveness	•	We are committed to Board refreshment that offers a balanced mix of experience and fresh perspectives
	•	The Corporate Governance and Nominating Committee leads the process for selecting new directors
	•	We conduct annual Board and committee self-evaluations, and biennial peer reviews, which are designed to enhance director and Board performance
Shareholder Rights	•	We have a majority voting requirement for uncontested director elections
	•	We maintain a resignation policy for directors who do not receive a majority of cast votes
Good Governance Practices	•	No hedging or pledging Viad stock by directors and officers is allowed
	•	We conduct an annual CEO performance review
	•	The Human Resources Committee regularly reviews succession planning for the CEO and senior leadership team
	•	We have stock ownership guidelines for our directors, CEO, and direct reports to our CEO
	•	Our culture of compliance and ethical behavior is reinforced through our Always Honest Compliance & Ethics Program, which we instituted more than 20 years ago and update regularly
CORPORATE GOVERNANCE POLICIES AND PRACTICES
Our Board adopted the Guidelines and Board committee charters, which provide an effective framework to govern our Company. At least annually, the Corporate Governance and Nominating Committee reviews the Guidelines, each Board committee reviews its charter, and any changes are recommended for the Board’s consideration.
At Viad, we continually focus on governance, starting with the Board and extending to Management and all employees. As a result, the Board reviews the Company’s policies and business strategies, and advises and counsels the CEO and other executive officers who manage the Company’s businesses, including regularly reviewing the Company’s strategic plans.
For additional information about our corporate governance practices, you can access our Restated Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Committee Charters, the Always Honest Compliance &
Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7

Ethics Program, and the Code of Ethics on our website at: http://www.viad.com/about-us/. Information contained in any website referenced in this Proxy Statement is not part of this Proxy Statement and is not incorporated by reference in this Proxy Statement. We will provide copies of these documents upon written request to the office of the Corporate Secretary.
RESTRICTIONS ON TRADING VIAD STOCK
Our insider trading policy generally permits directors, named executive officers (“NEOs”), other executive officers, and certain employees to engage in transactions involving Viad common stock only: (a) during a Company-prescribed trading window of limited duration; and (b) after seeking pre-clearance to avoid trading while in possession of material, non-public information. In addition, directors, NEOs, other executive officers, and employees may not engage in hedging transactions or other transactions designed to limit or eliminate the risks of owning Viad common stock. The policy also prohibits directors, NEOs, and other executive officers from pledging Viad common stock, or using it as collateral to secure personal loans or other obligations.
BOARD LEADERSHIP
The Board has separated the roles of Chairman and CEO. Mr. Dozer, our Chairman of the Board, is an independent director. The Board believes the separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing our Company while leveraging the Chairman’s experience and perspectives.
The Board believes that our governance practices are appropriate to ensure that the full Board maintains independent oversight. The responsibilities of our independent Chairman include, but are not limited to:
Meetings		Board Leadership		Liaison with Management
•	Presiding over regular and special Board meetings, and the Annual Meeting of Shareholders	•	Leading the biennial peer reviews among the Board members	•	Acting as liaison between the Board and Management, and facilitating communications with the CEO between meetings, including discussing action items with the CEO following executive sessions
		•	Leading the annual Board and Committee self-evaluations
•	Presiding over and calling executive sessions or other meetings of the independent directors	•	Being available to participate in and facilitate meetings with our shareholders	•
Working with Management in defining the scope, quality, quantity, and timeliness of the flow of information between Management and the Board that is necessary for the Board to effectively and responsibly perform its duties

•	Coordinating the preparation of meeting agendas with the CEO and Committee Chairs, and coordinating Board meeting schedules	•	Leading the Board in anticipating and responding to crises	•
Providing advice and counsel to the CEO and other members of Management in areas such as corporate and strategic planning and policy, mergers and acquisitions, investor relations, and other areas requested by the Board

RISK OVERSIGHT
Management is responsible for assessing and managing the Company’s various exposures to risk, including through the adoption of risk management controls, policies, and procedures. The Board has delegated to the Audit Committee primary responsibility to review and assess areas of financial risk for the Company. The Audit Committee also reviews Management’s plans, and the steps Management has taken to monitor and control risk, including risk assessment, risk management policies, legal and regulatory compliance, information technology system controls, and policies related to data security.
8	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board believes that cybersecurity is a critical component of our risk management program. Each quarter, members of Management who are responsible for the Company’s cybersecurity risk management practices present a cybersecurity report to the Audit Committee. The report addresses a range of issues including, but not limited to, the adequacy of personnel and resources, technological advances in cybersecurity protection, progress toward reducing cybersecurity risk exposure, rapidly evolving cybersecurity threats that may affect us and the industries in which we participate, and applicable cybersecurity laws, regulations, and standards. Our cybersecurity risk management practices are integrated into our overall risk management efforts.
Additionally, we conduct an annual risk assessment to identify, evaluate, and prioritize potential business risks. As a part of this assessment, we conduct a financial statement risk assessment and materiality analysis, including evaluating potential fraud schemes and scenarios that might affect us. Throughout the year, Management continuously monitors potential risks and updates the Audit Committee at each regular meeting.
COMPENSATION RISK ANALYSIS
The Board continuously monitors and manages executive compensation risk through the design of our executive compensation program. In particular, the Human Resources Committee structures our executive compensation program to mitigate the potential for excessive risk-taking by executive officers in managing our businesses. A few of the program features that serve this purpose include:
•	Balanced compensation components. The mix of NEO pay is not overly weighted toward either short- or long-term incentive compensation.
•
Emphasis on long-term incentive compensation structure. The ultimate value of NEO long-term incentive awards depends upon the value of Viad common stock at the time of vesting, which encourages NEOs to consider the inherent risk of short-term decisions that may affect our future performance. As a result, these awards are intended to promote long-term, strategic decisions.

•
Stock ownership guidelines. Our stock ownership guidelines align our director and executive officer financial interests with those of our shareholders. With limited exceptions, our CEO and his direct reports are restricted from selling Viad common stock until they meet their stock ownership requirement.

•
Forfeiture for wrongful actions. Short- and long-term incentive compensation is subject to forfeiture and reimbursement (i.e., clawback) provisions for conduct that may be detrimental to the Company (see the CD&A subsection “Clawback Provisions for Detrimental Conduct”).

COMMITTEES AND DIRECTOR INDEPENDENCE
Our Board has three standing committees: Audit, Corporate Governance and Nominating, and Human Resources. The following table shows each Committee’s primary responsibilities, their current membership, and the number of meetings held in 2020. Based on information provided by each director concerning his or her background, employment, and affiliations, the Board has determined that all committee members (including nominees listed above) are independent under the NYSE listing standards, applicable SEC rules and regulations, and our Corporate Governance Guidelines.
Each committee may form and delegate authority to a subcommittee of one or more members of the committee.
Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9

Committees / Members in 2020	Description of Committee Responsibilities
Audit Committee Meetings in 2020: 8 Virginia L. Henkels, Chair Richard H. Dozer Edward E. Mace Joshua E. Schechter
The Audit Committee oversees the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control that Management has established, and the audit of the Company’s financial statements. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit Committee has authority to obtain advice and assistance from internal or external legal, accounting, or other advisors.

Among other things, the Audit Committee oversees:

	•	insurance and operational risks, risks related to financial controls, and the Company’s overall risk management practices;
	•	our compliance with legal and regulatory requirements;
	•	the performance of our internal auditors and internal audit function; cyber risk and security, including the Company’s cyber insurance program;
•
compliance with the procedures the Audit Committee established for the receipt, retention, and treatment of complaints we receive regarding our accounting, internal accounting controls, or auditing matters; and

	•	our compliance and ethics program, which includes employee training on pertinent issues such as discrimination/harassment, information security, and safety.

The Board has determined that all Audit Committee members are “financially literate,” as defined by NYSE listing standards, and that Ms. Henkels, and Mr. Dozer qualify as “audit committee financial experts” within the meaning of SEC regulations.

Corporate Governance and Nominating Committee Meetings in 2020: 4 Andrew B. Benett, Chair Denise M. Coll Virginia L. Henkels Kevin M. Rabbitt Joshua E. Schechter
Each year, the Corporate Governance and Nominating Committee proposes a slate of directors for election by the shareholders at the annual meeting, and, when appropriate, proposes candidates to fill Board vacancies.

Among other things, the Corporate Governance and Nominating Committee also:

	•	manages the annual evaluation of the Board’s performance;
	•	manages the biennial peer review evaluation;
	•	reviews, and from time to time proposes changes to, the Corporate Governance Guidelines;
	•	regularly reviews and recommends changes to the non-employee directors’ compensation and benefits; and
•
has the sole authority to retain or terminate any search firm retained to identify director candidates, or any compensation advisor retained to assist in reviewing and evaluating non-employee director compensation.

The Board has determined that all Corporate Governance and Nominating Committee members are independent within the meaning of the NYSE listing standards.
10	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committees / Members in 2020	Description of Committee Responsibilities
Human Resources Committee Meetings in 2020: 9 Edward E. Mace, Chair Andrew B. Benett Brian P. Cassidy Denise M. Coll Richard H. Dozer
The Board appointed the Human Resources Committee to discharge the Board’s responsibilities related to our executives’ compensation and our employee benefit plans.

Among other things, the Human Resources Committee:

	•	oversees the development and implementation of the Company’s compensation philosophy and strategy as it pertains to executive officers and other employees;
	•	reviews and approves our CEO’s salary, equity, and incentive compensation;
	•	approves salaries, equity awards, incentive compensation, and supplemental benefits for our other executive officers;
	•	approves incentive compensation targets and awards under various compensation plans and programs;
	•	has sole authority to retain or terminate any compensation advisor retained to assist in evaluating our CEO’s and other executive officers’ compensation;
	•	has authority to obtain advice and assistance from internal or external legal, accounting, or other advisors; and
	•	has sole authority to approve grants of equity compensation to non-employee directors.

The Board has determined that all Human Resources Committee members are independent within the meaning of the NYSE listing standards, they are all “non-employee” directors under SEC rules, and “outside directors” under the Internal Revenue Code of 1986, as amended (the “Code”).

BOARD MEETINGS AND ANNUAL MEETING OF SHAREHOLDERS
As specified in our Guidelines, we expect each director to attend the annual meeting of shareholders, all Board meetings, and all meetings of committees on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting. During 2020, the Board held 4 regular meetings and 15 special meetings, and acted 6 times by unanimous written consent. During 2020, all directors attended more than 75% of the meetings of the Board and committees on which they served. All directors who were directors at the time attended the 2020 annual meeting of shareholders.
MEETINGS OF NON-MANAGEMENT DIRECTORS
During 2020, the independent, non-management directors of our Board met in executive session at every regular meeting of the Board and at various special meetings when necessary or appropriate. Mr. Dozer, the Chairman of the Board, presided over all executive sessions.
Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	11

BOARD COMPOSITION AND REFRESHMENT
VIAD BOARD REFRESHMENT
Since 2017:
✔	Added Mses. Henkels and Coll and Messrs. Cassidy and Rabbitt as new independent directors
✔	Average director tenure: 5.5 years
✔	Broadened areas of expertise represented on Board
✔	Average age: 57 years
✔	Periodic rotation of committee chairs and members
The continuous exchange of new ideas is vital to our Board’s success. The Board and the Corporate Governance and Nominating Committee recognize that the interplay between diverse viewpoints, experience, and backgrounds more effectively promotes our shareholders’ long-term interests. The Board believes that shareholders are best served by both the outside perspectives offered by new directors as well as the valuable experience and familiarity provided by longer-serving directors.
DIRECTOR NOMINATIONS
As provided in its charter and the Bylaws, the Corporate Governance and Nominating Committee has established procedures to consider candidates for Board membership. The Corporate Governance and Nominating Committee has authority under its charter to employ a third-party search firm to conduct research, review candidate data, and otherwise assist the Corporate Governance and Nominating Committee in identifying candidates to serve as a director. A shareholder who wishes to nominate a candidate for the Board should notify the office of the Corporate Secretary in writing at the address listed in the notice of meeting attached to this Proxy Statement. Any such recommendation must include:
•	The name and address of the candidate;
•
A brief biographical description, including the candidate’s occupation for at least the last five years, and a statement of the candidate’s qualifications, taking into account the qualification requirements set forth below; and

•	The candidate’s signed consent to serve as a director, if elected, and to be named in the proxy statement.
As required by our Bylaws, and as described in the “Submission of Shareholder Proposals and Director Nominations” section of this Proxy Statement, the Corporate Governance and Nominating Committee reviews the qualifications of any person timely and properly nominated by a shareholder.
In evaluating potential director nominees, the Corporate Governance and Nominating Committee reviews the candidate’s qualifications in light of the needs of the Board and the Company, and considering the then-current mix of director attributes. Director nominees are assessed on their qualification as independent, and by considering the candidate’s diversity, skills, and experience. Director nominees also must have common qualities expected of all Viad directors, including high personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of our shareholders. The Corporate Governance and Nominating Committee also ensures that the members of the Board, as a group, maintain the requisite qualifications under the NYSE listing standards for members of the Audit, Human Resources, and Corporate Governance and Nominating Committees.
The Corporate Governance and Nominating Committee believes that newly elected directors offer fresh perspectives and ideas that are critical to a forward-thinking and strategic Board. Concurrently, the Corporate Governance and Nominating Committee recognizes that longer-serving directors facilitate effective decision-making through their experience and familiarity with our business. Accordingly, the Corporate Governance and Nominating Committee and the Board seek to maintain an appropriate balance of viewpoints, skills, professional experience, and backgrounds to effectively lead the Company and serve our shareholders’ long-term interests.
As discussed above, the Crestview Parties, as the holders of the Preferred Stock, voting as a separate class, are entitled to appoint two Preferred Directors to the Board for so long as the Crestview Parties have, in the aggregate, record and beneficial ownership of, on an as-converted basis, at least 67% of the Initial Share Ownership. After that, the Crestview Parties are entitled to elect one director and appoint one non-voting Board observer for so long as they have, in the aggregate, record and beneficial ownership of, on an as-converted basis, at least 33% of the Initial Share
12	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Ownership. If the Preferred Stock is converted into common stock, but the Crestview Parties maintain ownership above the specified thresholds, the Crestview Parties will have the right to nominate that number of directors for election at an annual meeting of shareholders by all holders entitled to vote in the election of directors.
COMMUNICATION WITH OUR BOARD
Interested parties may communicate directly with non-management directors, including the Chairman of the Board, in writing at the following address: Viad Corp, 1850 North Central Avenue, Suite 1900, Phoenix, Arizona 85004-4565, Attention: Office of the Corporate Secretary. We promptly deliver all appropriate communications addressed to the Chairman or the non-management directors.
RELATED PERSON TRANSACTIONS
Our Board has adopted written policies and procedures for reviewing and approving related person transactions. Whenever practical, the Corporate Governance and Nominating Committee must preapprove a related person transaction, otherwise the Corporate Governance and Nominating Committee must promptly ratify it. If ratification is not forthcoming, Management, or the Board as applicable, must make reasonable efforts to cancel or annul the transaction. The Corporate Governance and Nominating Committee Chair may approve a related person transaction when it is not practicable or desirable to wait until the next Corporate Governance and Nominating Committee meeting for approval. In those instances, the Chair will report any approval at the next meeting. The Corporate Governance and Nominating Committee annually reviews any existing related person transactions with the General Counsel to ensure compliance with understandings and commitments made at the time they were approved.
There were no related person transactions during 2020.
HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Human Resources Committee are or have been a Viad officer or employee. We are not aware of any interlocking relationships between any member of our Board or the Human Resources Committee and any member of the board of directors or compensation committee of any other company during 2020 that would require disclosure under the applicable securities rules or regulations.
Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	13

DIRECTOR COMPENSATION
Each non-employee director receives compensation for service on our Board and any of its committees. Directors who are also Viad officers or employees receive no special or additional remuneration for service on the Board nor do they serve on any Board committees. Mr. Moster is the only officer-director currently serving on our Board, and was the only officer-director serving on the Board during 2020. Our directors are subject to the stock ownership guidelines described in the “Stock Ownership Guidelines” subsection of the CD&A section of this Proxy Statement. The Corporate Governance and Nominating Committee regularly reviews the Company’s director compensation program to ensure that it remains competitive in order to retain and attract highly qualified candidates to serve on our Board.
At its quarterly meeting in February 2020, the Corporate Governance and Nominating Committee recommended, and the Board approved, the following increases in the Board and Committees’ annual compensation effective as of February 25, 2020.
COMPENSATION COMPONENTS (ANNUAL)	TOTAL ($)
Annual Retainer	65,000[1]
Audit Committee Chair Retainer	25,000[1]
Corporate Governance and Nominating Committee Chair Retainer	15,000[1]
Human Resources Committee Chair Retainer	20,000[1]
Independent Chairman Retainer	100,000[1]
Committee Member Retainers
• Audit	25,000[1]
• Human Resources	20,000[1]
• Corporate Governance & Nominating	15,000[1]
Per Meeting Fee for each Board meeting beyond 8 meetings	1,500
Annual Restricted Stock Grant	125,000[2]
[1]	All cash retainers are paid quarterly in arrears.
[2]	The annual restricted stock grant occurs each February and vests 100% one year from the date of grant. Upon termination, directors who meet certain criteria will receive full vesting of the award.
Due to the adverse impact on our business of the novel Coronavirus, to help us preserve our cash position, our Board voluntarily reduced cash payments relating to their annual retainer and their Committee retainers by 50% beginning in the second quarter of 2020 for the remainder of the year. The following table shows 2020 non-employee directors’ compensation:
Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	All Other Compensation[2] ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Mr. Benett	75,250	124,999	1,866	202,115
Mr. Cassidy	16,637	51,377	48	68,062
Ms. Coll	59,323	124,999	116	184,438
Mr. Dozer	146,750	124,999	116	271,865
Ms. Henkels	85,875	124,999	116	210,990
Mr. Mace	86,750	124,999	116	211,865
Mr. Munzenrider[3]	71,122	124,999	2,548	198,669
Mr. Rabbitt	15,768	51,377	48	67,193
Mr. Schechter	67,125	124,999	116	192,240
[1]
In 2020, in accordance with our director compensation policy, each of the non-employee directors, received 2,223 shares of restricted stock with a grant date fair value of $124,999, effective as of the grant date of February 25, 2020. If a non-employee director takes office after the February restricted stock grant, the new director’s restricted stock grant is pro-rated based on the date of election. At December 31, 2020, each of our non-employee directors held the following shares of restricted stock that had not yet vested: Messrs. Benett, Dozer, Mace, Munzenrider and Schechter – 2,223 shares; Mses. Coll and Henkels –

14	Viad Corp | DIRECTOR COMPENSATION

2,223 shares; and Messrs. Cassidy and Rabbitt – 2,662 shares. The grant date fair value of the restricted stock awards was determined in accordance with FASB ASC 718. See Note 3, “Share-Based Compensation,” to the consolidated financial statements included in our 2020 Annual Report on Form 10-K for the assumptions made in determining these values.
[2]	This column reflects matching charitable contributions pursuant to the Directors’ Matching Gift Program, accidental death and dismemberment insurance benefits, and travel accident insurance benefits.
[3]
Mr. Munzenrider’s term as a director ended as of the 2020 annual meeting of shareholders. He will serve as Director Emeritus until May 14, 2021, receiving full vesting of the restricted stock grants previously awarded to him upon the completion of the applicable vesting period for each of those grants, the remainder of his 2020 non-employee director annual retainer, and a pro rata portion of the 2021 non-employee director annual retainer.

Viad Corp | DIRECTOR COMPENSATION	15

STOCK OWNERSHIP INFORMATION
The following table shows the amount of Viad common stock beneficially owned at March 15, 2021, unless otherwise noted, by our non-employee directors, director nominees, executive officers, individually and as a group, and each person or group we know is the beneficial owner of more than 5% of our outstanding common stock. We have determined beneficial ownership in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. To our knowledge, none of the common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown, other than property rights of spouses.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Viad Corp, 1850 North Central Avenue, Suite 1900, Phoenix, Arizona 85004-4565.
Name	Number of Shares Beneficially Owned[1]	Percent of Shares Beneficially Owned[2]
5% Holders
Crestview Partners IV GP, L.P. and affiliated entities 590 Madison Avenue, 42nd Floor, New York, NY 10022	6,358,393[3]	23.7%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	3,197,378[4]	15.7%
Victory Capital Management Inc. 4900 Tiedeman Rd. 4th Floor, Brooklyn, OH 44144	1,508,808[5]	7.4%
Wells Fargo & Company 420 Montgomery Street, San Francisco, CA 94163	1,448,348[6]	7.1%
River Road Asset Management, LLC 462 S. 4th St., Ste 2000 Louisville, KY 40202	1,410,738[7]	6.9%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	1,298,122[8]	6.3%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	1,192,946[9]	5.8%
Directors
Andrew B. Benett	21,809	*
Brian P. Cassidy	—[10]	*
Denise M. Coll	7,557	*
Richard H. Dozer	29,432	*
Virginia L. Henkels	9,057[11]	*
Edward E. Mace	18,368[11]	*
Kevin M. Rabbitt	5,452	*
Joshua E. Schechter	38,662	*
Named Executive Officers
Steven W. Moster	84,012[11]	*
Ellen M. Ingersoll	111,370[11]	*
David W. Barry	19,322	*
Derek P. Linde	9,487	*
Leslie S. Striedel	7,742	*
Jay A. Altizer	9,495[12]	*
All Executive Officers and Directors as a Group (13 persons total)	362,270	1.8%
*	Less than 1%.
[1]
Includes 60,029 shares of unvested restricted stock held by the non-employee directors and executive officers. Future vesting of restricted stock is generally subject to continued employment with the Company. These figures do not include unvested restricted stock units.

[2]	Based on 20,478,120 shares of our common stock outstanding on March 15, 2021, unless otherwise noted.
16	Viad Corp | STOCK OWNERSHIP INFORMATION

[3]
The information is based on a filing by Crestview Partners IV GP, L.P. (“Crestview GP”), Crestview VC TE, Crestview VC Holdings and Crestview VC CI on August 6, 2020, with the SEC, on Schedule 13D. The firms’ filing reported that, as of August 5, 2020, (i) Crestview GP, as the general partner of the private investment funds that are members of the Crestview Parties, had shared voting and dispositive power over 6,352,941 shares issuable upon conversion of 135,000 shares of Preferred Stock, (ii) Crestview VC TE had shared voting and dispositive power over 224,256 shares issuable upon conversion of 4,765.44 shares of Preferred Stock, (iii) Crestview VC Holdings had shared voting and dispositive power over 6,117,744 shares issuable upon conversion of 130,002.06 shares of Preferred Stock and (iv) Crestview VC CI had shared voting and dispositive power over 10,941 shares issuable upon conversion of 232.5 shares of Preferred Stock. The shares of Preferred Stock beneficially owned by the Crestview Parties are convertible, at the Crestview Parties’ option, into approximately 6,352,941 shares of Common Stock, based on the initial conversion price of $21.25 and initial liquidation preference of $1,000. This amount also includes 5,452 shares of unvested restricted stock granted to Brian P. Cassidy. Mr. Cassidy has assigned all rights, title and interest in such shares to Crestview Advisors, L.L.C.

[4]
The information is based on a filing by BlackRock, Inc. on January 25, 2021, with the SEC, on Schedule 13G/A. The firm’s filing reported that, as of December 31, 2020, it and its affiliated companies in the aggregate have sole voting power over 3,153,603 shares and sole dispositive power over 3,197,378 shares.

[5]
The information is based on a filing by Victory Capital Management Inc. on February 9, 2021, with the SEC, on Schedule 13G. The firm’s filing reported that, as of December 31, 2020, it has sole voting power over 1,489,908 shares and sole dispositive power over 1,508,808 shares.

[6]
The information is based on a filing by Wells Fargo & Company on February 11, 2021, with the SEC, on Schedule 13G. The firm’s filing reported that, as of December 31, 2020, it has sole voting power over 36,377 shares, shared voting power over 267,395 shares, sole dispositive power over 36,337 shares and shared dispositive power over 1,412,011 shares.

[7]
The information is based on a filing by River Road Asset Management, LLC on February 10, 2021, with the SEC, on Schedule 13G. The firm’s filing reported that, as of December 31, 2020, it has sole voting power over 1,364,818 shares and sole dispositive power over 1,410,738 shares.

[8]
The information is based on a filing by The Vanguard Group on February 10, 2021, with the SEC, on Schedule 13G/A. The firm’s filing reported that, as of December 31, 2020, it and its affiliated companies in the aggregate have shared voting power over 20,663 shares, sole dispositive power over 1,261,942 shares and shared dispositive power over 36,180 shares.

[9]
The information is based on a filing by Dimensional Fund Advisors LP on February 12, 2021, with the SEC, on Schedule 13G/A. The firm’s filing reported sole voting power over 1,149,535 shares and sole dispositive power over 1,192,946 shares, as of December 31, 2020. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

[10]	Per footnote 4, Mr. Cassidy has assigned all rights, title and interest in the shares of restricted stock granted to him to Crestview Advisors, L.L.C.
[11]
Includes, for Ms. Henkels, 6,267 shares of common stock owned by the Henkels Family Living Trust, for which Ms. Henkels has sole voting and investment power; for Mr. Mace, 15,578 shares of common stock owned by the Mace Revocable Trust, for which Mr. Mace has shared voting and investment power; for Mr. Moster, 666 shares of common stock owned by his spouse; and for Ms. Ingersoll, 99,721 shares of common stock owned by the Ellen M. Ingersoll Family Trust, for which Ms. Ingersoll has sole voting and investment power.

[12]
While Mr. Altizer first became a NEO for fiscal year 2019, his employment ended in May 2020. The information regarding Mr. Altizer’s beneficial ownership is based solely on his Section 16 filings through his Form 4 filed on February 26, 2020.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and 10% or more beneficial owners of our common stock to report their ownership, and any changes in their ownership, to the SEC. Federal securities regulations require our executive officers, directors, and 10% or more beneficial owners to give us copies of all SEC reports. As a matter of practice, our administrative staff assists our executive officers and directors to prepare initial reports of ownership, report changes in ownership, and file their reports with the SEC.
We reviewed copies of reports filed pursuant to the Exchange Act and written representations from reporting persons. Based solely on that review, we believe that for the fiscal year ended December 31, 2020, with the exception of one Form 4 for Ms. Striedel, all required reports under Section 16(a) were timely filed.
Viad Corp | STOCK OWNERSHIP INFORMATION	17

HUMAN RESOURCES COMMITTEE REPORT
The Human Resources Committee has reviewed and discussed with Management the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussions, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021.
HUMAN RESOURCES COMMITTEE
Edward E. Mace, Chair
Andrew B. Benett
Brian P. Cassidy
Denise M. Coll
Richard H. Dozer
18	Viad Corp | HUMAN RESOURCES COMMITTEE REPORT

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) explains our NEOs’ 2020 compensation program and how it is linked to our 2020 performance and strategic objectives. Our 2020 NEOs were:
Steven W. Moster	President and Chief Executive Officer; President of GES
Ellen M. Ingersoll	Chief Financial Officer
David W. Barry	President of Pursuit
Derek P. Linde	General Counsel and Corporate Secretary
Leslie S. Striedel	Chief Accounting Officer
Jay A. Altizer[1]	Former President of GES
[1]	Mr. Altizer first became a NEO for fiscal year 2019, and his employment ended in May 2020.
Specifically, this CD&A contains the following sections:
I.	Executive Summary: summarizes the principles of our compensation program, our 2020 results and the effect of that performance on our NEOs’ compensation.
II.	Pay for Performance Philosophy: describes our pay for performance philosophy and discusses our executive compensation framework.
III.	Decision-Making Process: explains how the Human Resources Committee makes decisions and what factors it considers in setting compensation for our NEOs.
IV.	Compensation Components: discusses each element of our compensation program and the objectives for each element.
V.	Other Aspects of Our Compensation Program: addresses other policies and processes related to our executive compensation program.
We encourage you to read this CD&A in conjunction with “Proposal 3: Advisory Approval of Named Executive Officer Compensation.” The tables following this CD&A provide additional compensation information for our NEOs.
I.	EXECUTIVE SUMMARY
The Human Resources Committee designed our executive compensation program to align the interests of our executive officers with those of our shareholders, and it is guided by a “pay for performance” philosophy.
Our “pay for performance” philosophy is the foundation of the design and management of our executive compensation program. Our overarching objective is to attract, motivate, and retain executives who will deliver long-term shareholder value. We believe that our executive compensation program is an important component of our success, which provides strong links to both Company and individual performance.
We are a leading provider of experiential leisure travel and face-to-face events and marketing experiences. Our Pursuit business is a collection of inspiring and unforgettable travel experiences in Alaska and Montana in the United States, and in Banff, Jasper, and Vancouver in Canada, and in Reykjavik, Iceland, that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Our GES business is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. For more information about our business, please refer to the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our 2020 Form 10-K.
As part of its customary annual process, our Human Resources Committee approves short-term (annual) and long-term performance goals that drive financial and strategic objectives designed to increase shareholder value. These performance goals are reflected in our short-term (annual) incentive awards and long-term incentive awards, which are discussed in greater detail below in this “Compensation Discussion & Analysis” section.
In February 2020, our Human Resources Committee approved short-term (annual) incentive targets under our Management Incentive Plan (MIP) and long-term performance goals that are included in the Performance Unit Plan (PUP) awards for our CEO and other NEOs. The short-term (annual) incentive targets approved in February 2020 relate to achievement of specific EBITDA and revenue targets, and the long-term performance goals relate to achievement of specific EBITDA, Return on Invested Capital (ROIC) and Total Shareholder Return (TSR) targets over a three-year
Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	19

period. The short- and long-term performance goals approved in February 2020 reflected management’s outlook for the business at that time, including the continued execution of the capital allocation priorities and growth strategy that drove substantial above-market total shareholder returns during the period from 2015 – 2019.
However, beginning in March 2020, business conditions within the travel/hospitality and event marketing industries began to rapidly deteriorate due to the onset of the COVID-19 pandemic and we experienced significant and adverse impacts that were directly attributable to the pandemic, including a substantial revenue decline resulting from government ordered shutdowns, travel restrictions and prohibitions on in-person gatherings. Specifically, we experienced the following adverse effects:
•	Our 2020 full year revenue was $415.4 million, down approximately 68% from $1.3 billion in 2019;
•	Revenue declines were approximately 66% at Pursuit and 69% at GES;
•	The full year net loss attributable to Viad was $374.1 million, versus income of $22.0 million in 2019; and
•	Full year adjusted segment EBITDA was negative $50.2 million, versus positive $152.7 million in 2019.[1]
Upon the onset of the COVID-19 pandemic, our management team immediately pivoted from executing our compelling growth strategy to taking the difficult actions necessary to bolster the Company’s liquidity position through substantial cost reductions, raising additional capital and securing financial flexibility from our lenders. These actions were essential to stabilize our enterprise and protect long-term value for our shareholders, and included, but were not limited to, the following:
•	Aggressive cost reductions, including furloughs, layoffs, mandatory unpaid time off, and salary reductions for all employees across the company;
•	Voluntary salary reductions by our CEO and other NEOs, ranging from 50% to 20%;
•	Eliminating all discretionary spending, reducing maintenance capital expenditures to essential levels, and pausing spending on the majority of growth projects;
•	Suspending future dividend payments and share repurchases;
•	Leveraging governmental assistance programs for wage and tax relief, where available;
•
Raising a total of $46 million in cash proceeds from the disposition of certain assets, including $25 million related to the cash surrender value of life insurance policies and $17 million from the sale of a GES warehouse; and

•
Securing $180 million of additional perpetual convertible preferred equity capital, inclusive of a $45 million delayed draw commitment, and amending our credit facility for longer-term covenant relief.

By the second quarter of 2020, it was also readily apparent to our Board and management team that the severe adverse impacts of the pandemic on our business were enough to:
•	Eliminate any potential achievement under our 2020 MIP annual cash incentive or the long-term PUP awards for the 2018 – 2020 period;
•	Render the EBITDA and ROIC components of the long-term PUP Awards for the 2019 – 2021 and 2020 – 2022 periods essentially impossible to achieve;
•	Substantially impair the potential achievement under the TSR component of the long-term PUP awards for the 2019 – 2021 and 2020 – 2022 periods; and
•	Result in a significant decline in the value of all outstanding restricted stock awards, as our stock price declined 88% from $67.83 on December 30, 2019, to $14.46 on July 31, 2020.
In consideration of these factors, the Human Resources Committee implemented various special actions that were designed to create long-term shareholder value by:
•	Directly incentivizing EBITDA growth at Pursuit and stock price appreciation across Viad, and
•	Motivating and retaining a strong and stable management team of talented leaders who are positioned to deliver results consistent with shareholders’ interests in 2021 and beyond.
[1]	A reconciliation of Net Income Attributable to Viad to Adjusted Segment EBITDA is provided in Appendix A.
20	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

These special compensation actions, which were approved by the Human Resources Committee as noted below, include certain actions for each of our NEOs:
May 2020:
•	A one-time short-term grant of 2,332 restricted stock units to Ms. Striedel, which vested in two equal tranches on each of September 1 and December 1 of 2020.
August 2020:
•
A stock option grant pursuant to which Mr. Barry received an option to purchase 150,000 shares of the Company’s common stock upon the achievement of certain Pursuit-related EBITDA and ROIC performance milestones during the three-year period from 2021 – 2023. This option is comprised of two tranches: the EBITDA Option and the ROIC Option. The EBITDA Option is comprised of three equal tranches of 30,000 Shares, each of which is eligible to vest and become exercisable based on the achievement of pre-established Pursuit-related EBITDA growth goals during each of calendar years 2021, 2022 and 2023, subject to Mr. Barry’s continued employment with the Company through the last day of each performance period. The ROIC Option will vest and become exercisable in full on December 31, 2023, if the Company achieves a pre-established return on invested capital goal with respect to Pursuit during the three-year performance period from January 1, 2021 to December 31, 2023, subject to Mr. Barry’s continued employment through such date.

•
A one-time grant of 77,720 restricted stock units to Mr. Barry. These RSUs will vest into shares of the Company’s common stock in three equal installments on each of December 31, 2021, 2022 and 2023, subject to Mr. Barry’s continued employment with the Company through such vesting dates.

•
A stock option grant, pursuant to which Mr. Linde received an option to purchase 54,150 shares of the Company’s common stock. This option will vest and become exercisable in two equal installments on each of August 27, 2021, and August 27, 2022, subject to Mr. Linde’s continued employment through such vesting dates.

•
A short-term (2H 2020) cash incentive award of $50,000, and a one-time long-term grant of 3,038 restricted stock units, in each case, to Ms. Striedel. The short-term (2H 2020) cash incentive award related to the achievement of specific liquidity protection and other strategic objectives during 2H 2020. The long-term RSUs will vest in two equal tranches on each of August 26, 2021, and August 26, 2022, subject to Ms. Striedel’s continued employment through such vesting dates.

February 2021:
On February 16, 2021, the Human Resources Committee approved the following changes to the compensation program for Mr. Moster and Ms. Ingersoll:
•
The Committee approved a one-time grant of 80,357 and 21,428 performance-based restricted stock units (“PRSUs”) to each of Mr. Moster and Ms. Ingersoll, respectively (the “PRSU Awards”). The PRSU Awards will become earned based on the achievement of stock price goals (measured as an average closing price over 20 days), as set forth in the following table, at any time between the grant date and December 31, 2024, which we refer to as the performance period:

Price Per Share Goal	Number of Earned PRSUs	Premium (%) Above Grant Date Stock Price of $36.89
$46.11	50%	25%
$56.00	50%	52%
•	Any PRSUs that become earned PRSUs will vest on December 31, 2024, subject to the continued employment of Mr. Moster or Ms. Ingersoll, as applicable.
•
In addition, Mr. Moster and Ms. Ingersoll no longer will be participants in the Company’s Executive Severance Plan (Tier I) (which we refer to in our filings as the “grandfathered plan”), but instead will become

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	21

participants in the Company’s Executive Severance Plan (Tier I - 2013). As a result, Mr. Moster and Ms. Ingersoll’s severance payments upon a termination of employment without cause or for good reason within 36 months after a change in control will no longer include:
○
An amount equal to the greater of (i) the executive’s largest cash payment under our Management Incentive Plan during the last four employment years and (ii) the executive’s target bonus for the fiscal year in which the change in control occurs.

○
An amount equal to the greatest of (i) the executive’s largest cash bonus under the Performance Unit Plan during the last four employment years, (ii) the aggregate value of shares when earned during a performance period under any performance-related restricted stock award, and (iii) the aggregate value, at the time of grant, of target shares awarded under the performance-related restricted stock programs for the fiscal year in which the change in control occurs.

The Human Resources Committee believes that the special actions taken in response to the severe impact of the COVID-19 pandemic, and our NEOs’ compensation program overall, recognizes the contributions made by our NEOs to stabilize our enterprise and protect shareholder value during 2020, and drive long-term value creation in 2021 and beyond. As discussed in more detail in the “Pay for Performance Philosophy” section below, we believe our overall compensation program reflects alignment between executive pay and Company performance that will drive value creation on behalf of our shareholders. Accordingly, the Board recommends that shareholders approve, in an advisory vote, our NEOs’ compensation as set forth in this CD&A.
2020 Incentive Outcomes
As more fully described in this CD&A, as a result of the drastic impact of the COVID-19 pandemic on our 2020 performance, our NEOs including our Chief Executive Officer, did not earn any payout on MIP annual cash incentives for fiscal 2020, and also did not earn any payout under the long-term PUP awards for the fiscal year 2018 through fiscal year 2020. Ms. Striedel did earn vesting of the 2,332 short-term RSUs and a payout of $50,000 under the short-term (2H 2020) incentive adopted by the Human Resources Committee during 2020, both of which are described in more detail above.
The Human Resources Committee believes that these outcomes, when considered together with the special compensation actions taken during 2020, appropriately reflect its pay for performance philosophy, which focuses on compensating executives based on actual Company performance and aligning Management’s interest with those of our shareholders.
II.	PAY FOR PERFORMANCE PHILOSOPHY
We actively pursue a pay for performance philosophy. We designed our short- and long-term incentive goals to drive financial performance and to enhance shareholder value, aligning the financial interests of our NEOs, other executive officers, and key management employees with our shareholders’ financial interests. Consistent with our philosophy, we designed our executive compensation program to accomplish the following core objectives:
•
Encourage Shareholder Value Creation. We designed our executive compensation program to motivate executives and key management employees to achieve our short- and long-term operating and financial goals, with the ultimate objective of enhancing shareholder value.

•
Attract, Motivate, and Retain Top Executives. We believe that it is critical to our success to attract, motivate, and retain talented management employees. A strong and stable management team is better positioned to provide effective leadership and to deliver results consistent with shareholders’ interests.

•
Promote Accountability and Strategic Decision-Making. Our executive compensation program encourages our NEOs, other executive officers, and key management employees to consider the risks associated with decisions that may affect our business performance. Our compensation program is designed to ensure that these constituent groups participate in the risks and rewards associated with our financial performance and ownership of Viad common stock.

•
Promote Balanced Risk-Taking and Ethical Behavior. Integrity is a core value that we reinforce through our executive compensation program. It includes clawback provisions for short- and long-term incentive awards

22	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

that are triggered if a NEO or other executive officer engages in conduct detrimental to our interests or contrary to our ethical standards. We believe that these measures promote balanced risk-taking and ethical behavior, which ultimately protects shareholder value.
We are confident that our overall NEO compensation program is consistent with our pay for performance philosophy described above. In addition, we believe that the special compensation actions implemented in response to the extraordinary challenges inflicted by the COVID-19 pandemic remained consistent with our core tenets of encouraging shareholder value creation, including through directly incentivizing EBITDA growth at Pursuit and stock price appreciation across Viad, and motivating and retaining a strong and stable management team of talented leaders who are incentivized to deliver results consistent with shareholders’ interests in 2021 and beyond.
III.	DECISION-MAKING PROCESS
The Human Resources Committee annually reviews and approves our executive compensation program and compensation for our NEOs and other executive officers. Our CEO makes a recommendation to the Human Resources Committee regarding the compensation of executive officers; however, the Human Resources Committee may adjust:
•	Annual base salary levels;
•	Short-term (annual) incentive opportunities, performance goals, the achievement of performance targets, and payment of incentive awards;
•	Long-term incentive awards, performance goals, the achievement of performance targets, and any payment of long-term incentive awards; and
•	Any special or supplemental compensation or benefits.
The Human Resources Committee approves, and the other independent members of the Board ratify, all elements of our CEO’s compensation.
Base salary adjustments, if any, are effective January 1 for our CEO, and April 1 of each year for other NEOs and executive officers. In 2020, we froze employee salaries at 2019 levels and imposed unpaid time off and/or salary reductions across the enterprise, including voluntary salary reductions by our CEO and other NEOs. See “Compensation Components – Base Salary” below for additional information.
At its special February 2020 meeting, the Human Resources Committee approved performance goals and targets for the 2020 Management Incentive Plan (“MIP”) and the 2020 – 2022 Performance Unit Plan (“PUP”), and at its regular quarterly February 2020 meeting, the Human Resources Committee approved the long-term PUP awards to executive officers for the 2020 – 2022 performance period (as discussed in the CD&A subsection “Long-Term Incentives”).
The Human Resources Committee also took several actions in response to the COVID-19 pandemic, which are designed to encourage shareholder value creation, including through incentivizing EBITDA growth at Pursuit and stock price appreciation across Viad, and to motivate and retain a strong and stable management team of talented leaders who are positioned to deliver results consistent with shareholders’ interests in 2021 and beyond. Please see the “Executive Summary” section above for more details regarding these actions.
In the case of the special actions taken for Ms. Striedel and other key leaders across the enterprise, and for Messrs. Barry and Linde, our CEO made a recommendation to the Human Resources Committee regarding the proposed actions, which was reviewed by the Committee and its independent compensation advisor. In the case of the special actions taken for Mr. Moster and Ms. Ingersoll, Mr. Mace, the Chairman of our Human Resources Committee, worked directly with the Committee’s independent compensation advisor and outside executive compensation counsel to lead the review, and made the recommendation to the Human Resources Committee.
INDEPENDENT COMPENSATION ADVISOR
The Human Resources Committee has sole authority to retain or terminate an independent compensation advisor and to approve the advisor’s fees. For 2020, the Human Resources Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), a national independent consulting firm, to serve as its independent compensation advisor. During 2020, FW Cook regularly attended Human Resources Committee meetings and advised on matters, including our executive compensation program design and relative pay for performance. FW Cook also provided market data, analysis, and advice regarding our NEOs’ and other executive officers’ compensation. In addition to advising the Human Resources
Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	23

Committee on executive pay, FW Cook advised the Corporate Governance and Nominating Committee concerning compensation of the independent members of our Board. The Human Resources Committee reviewed FW Cook’s independence under SEC and NYSE rules, and determined that there was no conflict of interest.
COMPETITIVE ANALYSIS AND RESOURCES
In determining 2020 executive pay, FW Cook reviewed with, and provided competitive pay data to, the Human Resources Committee. Pay data included base salary, short-term incentives, long-term incentives, and total compensation values from public filings made by our comparator group companies (as discussed in “Compensation Comparator Group” below) and from published compensation surveys. The Human Resources Committee approved the annual base salary, target short-term incentive, and target long-term incentive values for each NEO after considering the competitive data and other factors, including an assessment of individual performance, experience, and each NEO’s special expertise.
Based on the information that the Human Resources Committee reviewed, and in consultation with FW Cook, our compensation program delivered total compensation amounts to our NEOs that are aligned with our stated pay for performance philosophy.
COMPENSATION COMPARATOR GROUP
Due to our unique and diverse mix of businesses, we cannot identify a singular “peer group” that accurately reflects the nature of our core businesses. The Human Resources Committee has the discretion to change the comparator group from time to time to help ensure that it provides a reasonable point of comparison for our executive officer compensation program. Such changes may reflect changes in our business, or changes at comparator group companies. After consultation with FW Cook, the comparator group referenced by the Human Resources Committee in making decisions related to executive officer compensation for 2020 included 14 companies whose businesses are comparable with some portion of ours, as further discussed below:
2020 Comparator Group
Company Name	Ticker Symbol	Company Name	Ticker Symbol
Cedar Fair LP	FUN	Red Rock Resorts, Inc.	RRR
Deluxe Corp.	DLX	Ryman Hospitality Properties, Inc.	RHP
Eldorado Resorts, Inc.	ERI	SP Plus Corp.	SP
Emerald Expositions Events, Inc.	EEX	Sykes Enterprises, Inc.	SYKE
Healthcare Services Group, Inc.	HCSG	SeaWorld Entertainment, Inc.	SEAS
InnerWorkings, Inc.	INWK	Vail Resorts, Inc.	MTN
Matthews International Corp.	MATW	VSE Corp.	VSEC
The comparator group was selected based on the following criteria:
•
Business Relevance. The comparator group includes leisure and hospitality services companies and business-to-business services companies (including, among others, diversified support services, offices services, and commercial printing services), thus representing both elements of our business operations.

•	Revenue Comparability. Companies generally generated pre-COVID annual revenue levels between approximately one-half and two times our own pre-COVID annual revenue levels.
OUR SHAREHOLDER OUTREACH PROGRAM
We consider our shareholders’ perspectives on all aspects of our business, including executive compensation. Management and our Board have used the shareholder outreach program to gather shareholder input on a range of topics related to executive compensation and governance matters, including the alignment between pay and performance and our long-standing philosophy to base a significant portion of executive compensation on sustained, long-term performance and shareholder value creation. We ensure that at least one director is available for consultation and direct communication with shareholders, as appropriate.
24	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

IV.	COMPENSATION COMPONENTS
Our 2020 executive compensation program included the following components and objectives:
Component	Type	Objectives
Base Salary	Fixed	•	Attract and retain executives
		•	Provide a competitive base salary for level of responsibility
Short-Term (Annual) Incentives	Variable	•	Align executive pay with our annual operating results
		•	Promote accountability for decision-making
Long-Term Incentives	Variable	•	Align management and shareholder goals by linking management compensation to share price over an extended period
		•	Encourage a longer-term view of our performance
		•	Reward achievement of long-term company performance goals
		•	Retain key executives
Perquisites and Other Personal Benefits	Fixed	•	Promote personal health and well-being of our executive officers
Retirement Income and Savings Plans	Fixed	•	Provide competitive capital accumulation plans
Post-Termination Compensation and Benefits	Fixed	•	Attract and retain executives
		•	Promote equitable separations between Viad and our executives
TARGET PAY MIX
Our executive compensation program comprises a mix of fixed and variable pay components. The table below summarizes the targeted mix of short- and long-term compensation components for our CEO and other NEOs in 2020:
Components of 2020 Compensation As a Percentage (%) of Targeted Total Direct Compensation
Name	Base Salary (%)	Targeted Short-Term (Annual) Incentives (%)	Targeted Long-Term Incentives[1] (%)
Steven W. Moster	21.2%	21.2%	57.6%
Ellen M. Ingersoll	34.9%	20.9%	44.2%
David W. Barry	40.8%	22.4%	36.8%
Derek P. Linde	39.6%	17.8%	42.6%
Leslie S. Striedel	56.5%	19.8%	23.7%
Jay A. Altizer[2]	38.7%	21.3%	40.0%
[1]
The percentage calculation for this column is based on the estimated future payout value for long-term incentives as of the award date, and excludes special awards of restricted stock units and stock options for the NEOs, and a short-term incentive award granted to Ms. Striedel.

[2]	Mr. Altizer first became a NEO for fiscal year 2019, and his employment ended in May 2020.
Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	25

Each component of our 2020 compensation program for NEOs is discussed below.
BASE SALARY
Base salaries represent a fixed portion of the executive compensation package. Our Human Resources Committee reviews executive base salaries annually and considers, among other factors, the executive’s base salary relative to executives in comparable roles with companies in our comparator group and other companies of comparable revenue. We describe this more fully in the CD&A subsection “Competitive Analysis and Resources”.
In March 2020, we announced that due to the effect of the COVID-19 pandemic on our business, our NEOs voluntarily reduced their base salaries as described below. These salary reductions remained in effect through December 31, 2020, after which salaries returned to 2019 levels.
Name & Title	% Reduction	$Amount
Steven W. Moster	50%	$377,012
Ellen M. Ingersoll	30%	$112,674
David W. Barry	50%	$183,044
Derek P. Linde	20%	$62,655
Leslie S. Striedel	20%	$51,962
Jay A. Altizer[1]	20%	$16,953
[1]	Mr. Altizer first became a NEO for fiscal year 2019, and his employment ended in May 2020.
In August 2020, the Human Resources Committee approved, among other things, an increase in Mr. Barry’s salary to $600,000 effective January 1, 2021. Mr. Barry voluntarily elected to waive this base salary increase at this time in support of the Company’s decision to begin reinstating salaries during 2021 at 2019 salary levels.
SHORT-TERM (ANNUAL) INCENTIVES
Our Management Incentive Plan (“MIP”) is an annual, cash-based incentive program. The Human Resources Committee approves the performance measures, as well as Threshold, Target, and Maximum performance levels, for each measure, during the first quarter of each year. The performance targets are established considering both the prior fiscal year’s operating results and current fiscal year projections. The Threshold performance level is the minimum performance level required for any MIP payout, while the Maximum represents the performance level at which the maximum incentive payout may be achieved. Following the conclusion of the fiscal year, the Human Resources Committee reviews the Company’s performance under each measure against the pre-established targets. Based on this review and a qualitative assessment of the Company’s performance, the Human Resources Committee may approve payouts as calculated under the MIP or, considering various factors it deems appropriate, reduce the calculated payout, which may include determining that no payout is warranted under the plan.
The performance measures and relative weightings for the 2020 Management Incentive Plan were:
2020 MIP
Performance Measure	Weighting
Revenue	25%
EBITDA	75%
26	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

EBITDA served as a performance “gate” for any payout under the MIP, meaning that no payout for the Revenue or EBITDA goals could be earned unless the EBITDA goal is achieved at or above Threshold. For 2020, achievement by the NEOs at Threshold earned a payout at 50% of the applicable performance goal’s weight. Achievement at Target earned a payout at 100%, and achievement at Maximum earned a payout at 200% (the maximum achievement level or “cap”). For each performance goal, the payout percentage was interpolated on a linear basis for performance between Threshold and Target, or between Target and Maximum.
2020 Short-Term Incentive Performance Goals, Weighting and Targets[1]
			Targeted Achievement Levels
	Performance Goal[2]	Weight	Threshold	Target	Maximum	Actual Results
Viad	Revenue	25%	$1,439.4	$1,555.6	$1,649.9	$415,435
Consolidated	EBITDA	75%	$179.6	$193.9	$215.4	$(63,962)
Pursuit	Revenue	25%	$250.8	$261.2	$276.9	$76,810
	EBITDA	75%	$85.0	$91.4	$101.0	$(9,743)
GES	Revenue	25%	$1,242.6	$1,294.4	$1,372.1	$338,625
	EBITDA	75%	$105.1	$113.0	$124.9	$(45,824)
[1]
All dollar amounts are shown in thousands (000) of U.S. dollars ($) unless indicated as a percentage (%). For purposes of evaluating achievement, we converted the financial results to U.S. dollars at the same fixed exchange rates used when establishing the targeted achievement levels to eliminate any benefit or detriment related to exchange rate variances. The exchange rates used were as follows: Canadian dollar (0.76 to 1), British pound (1.30 to 1), Euro (1.11 to 1), and Icelandic Krona (0.0080 to 1).

[2]
EBITDA is a non-GAAP financial measure and means earnings from continuing operations before interest expense and interest income, income taxes, depreciation, amortization, restructuring charges, impairment losses and recoveries, and income/loss attributable to non-controlling and redeemable non-controlling interests. The EBITDA performance goal excludes specific items that are identified at the beginning of the plan cycle, certain items that are of a non-operating nature, and other items for which Management does not want to create an incentive. These items include acquisition transaction-related and integration expenses, the results of any acquisitions that were not contemplated in the plan, and certain other specified items.

The formula for calculating an award under our short-term incentive program is:
(Annual Base Salary Earnings) x (Target Percentage) x (Company Achievement)
For 2020, as a result of the negative impact the pandemic caused to our business operations, we did not pay any annual incentives to our CEO or other NEOs under the MIP. Payout percentages for our NEOs in 2020 were as follows:
Name	Threshold[1] (%)	Target (%)	Maximum[2] (%)	Actual (%)
Steven W. Moster	37.5	100.0	200.0	—
Ellen M. Ingersoll	22.5	60.0	120.0	—
David W. Barry	20.6	55.0	110.0	—
Derek P. Linde	16.9	45.0	90.0	—
Leslie S. Striedel	13.1	35.0	70.0	—
Jay A. Altizer[3]	20.6	55.0	11.0	—
[1]
EBITDA serves as a performance “gate” for any payout under the MIP, meaning that payouts are not earned for the Revenue or EBITDA goals unless the EBITDA goal is achieved at or above Threshold. Achievement at Threshold pays out at 50% of a performance goal’s weight. In 2020, the performance goal weight of EBITDA was 75%. The “Threshold” column reflects the NEO’s Target level (as reflected in the “Target” column above) multiplied by 37.5%, which reflects Company achievement of EBITDA at the Threshold level and is calculated as follows: (Threshold amount of 50%) x (EBITDA performance goal weight of 75%) = 37.5%. For example, we calculated Mr. Moster’s Threshold achievement percentage as follows: (Threshold amount of 50%) x (EBITDA performance goal weight of 75%) x (Mr. Moster’s Target achievement percentage of 100%) = 37.5%.

[2]	Reflects the NEO’s Target level multiplied by the company achievement factor at the Maximum level of 200%.
[3]	Mr. Altizer first became a NEO for fiscal year 2019, and his employment ended in May 2020.
Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	27

In 2020, our Human Resources Committee approved a short-term (2H 2020) cash incentive plan with respect to the achievement of various liquidity protection and other strategic objectives during 2H 2020, and certain short-term restricted stock units with vesting dates on September 1 and December 1, 2020. The participants in these short-term plans included Ms. Striedel and other key leaders across the enterprise. The short-term objectives relating to 2H 2020 under the short-term cash incentive plan were achieved and Ms. Striedel received a cash award of $50,000. In addition, Ms. Striedel received a grant of 2,332 restricted stock units, which vested into shares of our common stock in two equal tranches on each of September 1 and December 1, 2020. None of our other NEOs participated in these short-term incentive plans.
LONG-TERM INCENTIVES
We have historically used performance units and restricted stock as the two components of our long-term incentive program for NEOs and other executive officers, other than our CEO whose long-term incentive compensation consisted entirely in the form of performance units. The type and mix of long-term incentive awards approved at our regular annual Human Resources Committee meeting in February 2020 prior to the onset of the COVID-19 pandemic was consistent with our historical practice, as described in the table below:
2020 LTI Grant Type	Brief Description		Long-Term Incentive Mix
Performance Units	•	3-year performance period	CEO: 100%[1]
	•	Payout subject to performance and payable in cash based on 10-day trading average of Viad common stock	All Other NEOs: 70%
	•	Relative TSR, ROIC, and EBITDA performance goals
	•	Subject to clawback provisions
Restricted Stock	•	3-year ratable vesting period	CEO: 0%
	•	Subject to clawback provisions	All Other NEOs: 30%
[1]
Mr. Moster’s performance units are payable in cash for the Relative TSR performance goal and are payable in shares of Viad common stock for the ROIC and EBITDA performance goals. At Target performance, this results in a mix of 30% cash-settled and 70% stock-settled performance units.

The mix of performance units and restricted stock places a heavy emphasis on Viad’s financial performance and provides an incentive for executives to enhance shareholder value over a multi-year period. Ultimately, the value of each executive’s award will depend greatly upon the value of Viad common stock at the time of vesting or payout. These long-term incentive awards were also intended to serve as an effective retention tool, as each type of award has a three-year vesting period.
As discussed elsewhere in this CD&A section, the significant and adverse impacts of the COVID-19 pandemic to our business created the following negative consequences for our outstanding long-term PUP and restricted stock awards:
•	Eliminated any potential achievement under the performance units for the 2018 – 2020 period;
•	Rendered the EBITDA and ROIC components of the performance units for the 2019 – 2021 and 2020 – 2022 essentially impossible to achieve;
•	Substantially impaired the possibility of any achievement under the TSR component of the performance units for the 2019 – 2021 and 2020 – 2022 periods, and
•	Significantly reduced the value of our outstanding restricted stock awards, as our stock price declined 88% from $67.83 on December 30, 2019, to $14.46 on July 31, 2020.
The combined effect of these adverse impacts significantly impaired the long-term shareholder value creation incentive and retention value of our pre-pandemic long-term incentive awards.
28	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

In response, the Human Resources Committee also approved certain other long-term incentive awards in response to the COVID-19 pandemic which are designed to encourage future shareholder value creation, including through incentivizing EBITDA growth at Pursuit and stock price appreciation across Viad, and to motivate and retain a strong and stable management team of talented leaders who are positioned to deliver results consistent with shareholders’ interests in 2021 and beyond. These actions are described in the CD&A section entitled “Executive Summary” above, and are also summarized in the table below:
Special LTI Action	Brief Description		Recipient	Grant Date
Stock Options	•	3-year performance period	David W. Barry, President of Pursuit	Aug. 2020
	•	Payout subject to performance and exercisable into shares
	•	2021 – 2023 EBITDA performance goals, and cumulative 2021 – 2023 ROIC performance goal
	•	Subject to clawback provisions
Restricted Stock Units	•	3-year ratable vesting period	David W. Barry, President of Pursuit	Aug. 2020
	•	Subject to clawback provisions
Stock Options	•	2-year ratable vesting period	Derek P. Linde, General Counsel & Corporate Secretary	Aug. 2020
	•	Subject to clawback provisions
Restricted Stock Units	•	2-year ratable vesting period	Leslie S. Striedel, Chief Accounting Officer	Aug. 2020
	•	Subject to clawback provisions
Performance Restricted Stock Units	•	4-year performance period	Steven W. Moster, Chief Executive Ellen M. Ingersoll Chief Financial Officer	Feb. 2021
	•	Payout subject to Company share price performance and payable in shares
	•	Subject to clawback provisions
In addition, due to the difficulties in setting long-term targets as part of our long-term incentive program, in February 2021, the Human Resources Committee utilized time-based Restricted Stock Units and non-qualified Stock Options as components of NEO long-term incentive compensation, in lieu of Performance Units. Specifically, total long-term incentive compensation granted to Mr. Moster, Ms. Ingersoll, and Mr. Linde in February 2021 was comprised of 70% Non-Qualified Stock Options and 30% Time-Vested Restricted Stock Units. For Ms. Striedel, 100% of her long-term incentive compensation granted in 2021 comprised of Time-Vested Restricted Stock Units. The various awards granted to Mr. Barry over the course of 2020 were provided in consideration of the 2021 performance period, so no separate long-term incentive compensation was granted to Mr. Barry in February 2021.
PERFORMANCE UNIT PLAN (PUP)
We designed the PUP to focus participants on the long-term interests of our shareholders by tying the value of the awards to our performance over a three-year period. The performance period for the 2020 – 2022 PUP began on January 1, 2020, and will end on December 31, 2022. We will pay our participating executives any awards, if earned, in the first quarter of 2023. Due to the severe and adverse impacts of the COVID-19 pandemic to our business, our 2018 – 2020 performance unit plan achieved at 0%, and we believe any achievement under our outstanding performance unit awards for the 2019 – 2021 or 2020 – 2022 periods is highly unlikely.
The performance goals for the 2020 – 2022 Performance Unit Incentive Plan, along with their relative weights, are:
2020 PUP
Performance Goals	Weighting
Relative TSR[1]	30%
EBITDA[2]	35%
ROIC[3]	35%
[1]
Relative TSR is a goal measured by our performance relative to other Russell 2000 Index constituents. For the performance units awarded in 2020, TSR for Viad and each Russell 2000 Index constituent is based on: (a) the average closing stock price during the 20 consecutive trading days prior to and including December 31, 2018 (“Initial Stock Price”); (b) dividends paid between January 1, 2020, and December 31, 2022, calculated on a per share basis using the ex-dividend date with respect to

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	29

each such dividend (“Dividends Paid”); and (c) the average closing stock price during the 20 consecutive trading days prior to and including December 31, 2022 (“Ending Stock Price”). We calculate TSR for Viad and each Russell 2000 Index constituent as follows: (Ending Stock Price + Dividends Paid – Initial Stock Price) / Initial Stock Price.
[2]
EBITDA is a non-GAAP financial measure and means earnings from continuing operations before interest expense and interest income, income taxes, depreciation, amortization, restructuring charges, impairment losses and recoveries, and income/loss attributable to non-controlling and redeemable non-controlling interests. The EBITDA performance goal excludes specific items that are identified at the beginning of the plan cycle, certain items that are of a non-operating nature, and other items for which Management does not want to create an incentive. These items include acquisition transaction-related and integration expenses, and certain other specified items. Additionally, EBITDA contributions from businesses acquired during the measurement period are only included in the calculation of EBITDA if the EBITDA performance goal is otherwise attained at or above the Target level. However, EBITDA from acquisitions is not included during the first calendar year of our ownership. This treatment of acquisitions is intended to balance Management’s focus between delivering strong organic results and driving growth through acquisition.

[3]
ROIC means return on invested capital, and we define it as EBITA/Average Capital. EBITA is defined as the PUP EBITDA measure minus depreciation expense, plus rent expense (excluding short-term rent expense that is recognized in cost of sales), minus implied depreciation expense on capitalized operating leases. We define “Average Capital” as the average of the beginning and end of year balances for the following assets and liabilities: accounts receivable; inventory; accounts payable; accrued compensation; customer advances; net PP&E and capitalized operating leases; gross goodwill; and intangibles arising from acquisitions completed after the MoneyGram spin-off on June 30, 2004. We exclude the EBITA and Average Capital from businesses acquired during the measurement period from measurement of the ROIC performance goal. Additionally, the Average Capital (above any amounts that may be specifically provided for in the targeted achievement levels for ROIC) associated with major organic corporate development projects is included in the calculation of ROIC when the asset or asset improvement is placed in service, as defined by GAAP. This treatment of acquisitions and major organic corporate development projects is intended to avoid a possible disincentive for acquiring businesses or investing in large, multi-year development projects that will generate strong returns over the long-term but put temporary downward pressure on Viad’s ROIC in the short-term. The Human Resources Committee believes that the combination of the Relative TSR performance goal, the ROIC performance goal, and the EBITDA performance goal provides strong alignment with shareholder returns and encourages management to be strong stewards of shareholder capital.

Achievement and Payout
At the end of the three-year performance period, the Human Resources Committee reviews the Company’s performance under the PUP against the pre-established targets. Based on this review and a qualitative assessment of the Company’s performance over the three-year performance period, the Human Resources Committee may approve payouts as calculated under the PUP or, considering various factors it deems appropriate, reduce the calculated payout, which may include determining that no payout is warranted. The Human Resources Committee may not increase the calculated award under the PUP. The calculated value of the payouts to the NEO is determined as follows:
(Number of units) x (Unit value*) x (Achievement Factor)
*
Unit value is determined using the average price of our common stock during the 10-day trading period beginning on the day following the public announcement of our year-end financial results for the final year of the performance period. As discussed in the CD&A subsection “Highlights of Our Compensation Program,” beginning with the 2016–2018 performance period, if targets are achieved, 70% of our CEO’s performance units will be paid out in Viad common stock, and 30% in cash. The Human Resources Committee believes that this more closely aligns our CEO’s compensation with the performance of our stock and the interests of our shareholders over the long-term. Awards to the other NEOs and executives will be paid out in cash, according to the payout formula.

The achievement factor ranges from 0% to 200% of the value of the performance units based on actual achievement.
The Relative TSR performance goal is subject to achievement as follows:
Relative TSR Performance - Russell 2000 Index	Achievement Percentage of the Relative TSR Performance Goal
90th percentile or above	200%
75th percentile	150%
50th percentile	100%
25th percentile	50%
The Human Resources Committee believes the Russell 2000 Index provides an appropriate comparator to measure how our stock price is performing relative to the stock prices of companies in the same stock market index and with similar market capitalizations.
30	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

2018 – 2020 Performance Unit Award Plan Payouts
The Human Resources Committee reviewed the performance results under the 2018 – 2020 PUP in February 2021. Based on the results below, the Human Resources Committee did not approve any payouts to NEOs or other executive officers based on these results. The performance results under the 2018 – 2020 PUP were as follows:
2018-2020 PUP Performance Goals, Weighting and Targets¹
			Targeted Achievement Levels			Actual Results
	Performance Goal[2]	Weight	Threshold	Target	Maximum	Amount
Viad Consolidated	EBITDA[3]	35%	$159,900	$171,535	$193,502	$68,539
	ROIC[4]	35%	14.4%	15.7%	18.3%	3.3%
	TSR	30%	50% (25th Percentile)	100% (50th Percentile)	200% (90th Percentile or above)	19.4%

Pursuit	EBITDA[3]	35%	75,333	80,167	89,267	44,049
	ROIC[4]	35%	15.5%	16.5%	18.5%	6.8%
	TSR	30%	50% (25th Percentile)	100% (50th Percentile)	200% (90th Percentile or above)	19.4%

GES	EBITDA[3]	35%	95,900	102,700	115,567	33,986
	ROIC[4]	35%	16.0%	17.5%	20.5%	2.7%
	TSR	30%	50% (25th Percentile)	100% (50th Percentile)	200% (90th Percentile or above)	19.4%
[1]
All dollar amounts are shown in thousands (000) of U.S. dollars ($) unless indicated as a percentage (%). For purposes of evaluating achievement, we converted the financial results to U.S. dollars at the same fixed exchange rates used when establishing the targeted achievement levels to eliminate any benefit or detriment related to exchange rate variances. The exchange rates used were as follows: Canadian dollar (0.81 to 1), British pound (1.33 to 1) and Euro (1.20 to 1).

[2]
Each of the PUP performance goals are explained in detail under “Performance Units” in this CD&A. EBITDA for Viad Consolidated is equal to GES EBITDA plus Pursuit EBITDA less unallocated corporate expenses excluding any corporate depreciation and amortization. The EBITDA and ROIC performance goals exclude specific items that are identified at the beginning of the year, certain items that are of a non-operating nature, and other items for which Management does not want to create an incentive. These items include acquisition transaction-related expenses and certain other specified items.

[3]
EBITDA contributions from businesses acquired during the measurement period, except EBITDA contributions during their first calendar year of our ownership, were included in the calculation of Viad and Pursuit EBITDA achievement because the Viad and Pursuit EBITDA performance goals were otherwise attained at or above the Target level. This treatment of acquisitions is intended to balance Management’s focus between delivering strong organic results and driving growth through acquisition.

[4]
The ROIC performance goal excludes all businesses acquired during the measurement period. Additionally, it excludes the increases in Average Capital (above the amounts specifically provided for in the targeted achievement levels for ROIC) related to the Banff Gondola renovation and the reconstruction of the Mount Royal Hotel until those improvements were placed in service, as defined by GAAP. This treatment of acquisitions and major organic corporate development projects is intended to avoid a possible disincentive for acquiring businesses or investing in large, multi-year development projects that will generate strong returns over the long-term but put temporary downward pressure on Viad’s ROIC in the short-term.

Payouts to our NEOs under the 2018-2020 PUP were as follows:
Name	Award Type[1]	Target Units (#)	Overall Actual Performance (% of Target)	Actual Units Earned (#)
Steven W. Moster	PSU	30,873	—	—
	PUP	13,231	—	—
Ellen M. Ingersoll	PUP	6,577	—	—
David W. Barry	PUP	5,705	—	—
Derek P. Linde	PUP	2,800	—	—
Leslie S. Striedel	PUP	1,745	—	—
Jay A. Altizer[2]	PUP	2,500	—	—
[1]	“PSU” refers to performance units that are settled in Viad common stock. “PUP” refers to performance units that are paid in cash.
[2]	Mr. Altizer first became a NEO for fiscal year 2019, and his employment ended in May 2020.
Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	31

Historical PUP Achievement
This chart shows actual achievement from performance-based long-term incentives over the three most recently completed performance periods, as a percentage of target. The variation in achievement is consistent with the Human Resource Committee’s primary objective of tying incentive compensation to our long-term financial performance.

TIME-VESTED RESTRICTED STOCK
Restricted stock awards vest three years after the date of grant and are intended as an effective retention tool. The holding period for the underlying shares will also continue unless and until the NEO meets any applicable stock ownership guidelines. We describe our stock ownership guidelines more fully in the CD&A subsection “Stock Ownership Guidelines.”
Recipients of restricted stock may vote the underlying shares and will receive dividends, if declared, during the restricted period.
We granted restricted stock awards to the following NEOs, except for our CEO, whose long-term incentive award consisted entirely of performance units in 2020, as follows:
Name	Award Type[1]	Shares Granted (#)
Steven W. Moster	RS	—
Ellen M. Ingersoll	RS	3,148
David W. Barry	RS	2,267
Derek P. Linde	RS	2,134
Leslie S. Striedel	RS	694
Jay A. Altizer[2]	RS	2,267
[1]	“RS” refers to restricted stock that vest on the 3-year anniversary of the grant date and is settled in Viad common stock.
[2]	Mr. Altizer first became a NEO for fiscal year 2019, and his employment ended in May 2020.
TIME-VESTED RESTRICTED STOCK UNITS
In response to the negative impacts of COVID-19 on our pre-pandemic long-term incentive awards, we granted time-vested restricted stock units (RSUs) to Mr. Barry and Ms. Striedel in 2020, as discussed above. These awards are intended as an effective retention tool and vest in equal annual installments over the applicable vesting period. Mr. Barry’s award of 77,720 RSUs vests in three equal tranches in each of August 2021, 2022, and 2023, subject to his continued employment with the Company. Ms. Striedel’s award of 3,038 RSUs vests in equal tranches in August 2021 and 2022, subject to her continued employment with the Company.
32	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

Recipients of restricted stock units may not vote the underlying shares and are not entitled to receive dividends, if declared, during the restricted period.
NON-QUALIFIED STOCK OPTIONS
In response to the negative impacts of COVID-19 on our pre-pandemic long-term incentive awards, we granted 54,150 time-based non-qualified stock options to Mr. Linde in August 2020. The options are intended as an effective retention tool and vest over a 2-year period in equal tranches in August 2021 and 2022, subject to his continued employment with the Company. The option exercise price of $21.85 is based on the closing price of the Company’s stock as of the Grant Date of the options, and expire on the 7-year anniversary of the grant date.
PERFORMANCE-BASED NON-QUALIFIED STOCK OPTIONS
In order to incentivize long-term value creation as we recover from the COVID-19 pandemic, we granted performance-based non-qualified stock options to Mr. Barry in August 2020. The options vest pursuant to the achievement of specific EBITDA and ROIC targets over the years 2021, 2022, and 2023. Specifically, 60% of this award is tied to the achievement of certain EBITDA targets for our Pursuit business, and would vest in equal tranches based upon achievement towards those targets.
The remaining 40% of this award is tied to a cumulative ROIC target for our Pursuit business, which will be measured at the end of the 3-year period (ending in 2023). This remaining 40% will vest in full at the end of the 3-year period upon achievement of this ROIC target. The option exercise price of $19.30 is based on the closing price of the Company’s stock as of the Grant Date of the options, and expire on the 8-year anniversary of the grant date.
PERFORMANCE RESTRICTED STOCK UNITS
In order to incentivize long-term value creation as we recover from the COVID-19 pandemic, the Committee approved in February 2021 a one-time grant of 80,357 and 21,428 performance-based restricted stock units (“PRSUs”) to each of Mr. Moster and Ms. Ingersoll, respectively (the “PRSU Awards”). The PRSU Awards will become earned based on the achievement of stock price goals (measured as an average closing price over 20 days), as set forth in the following table, at any time between the grant date and December 31, 2024, which we refer to as the performance period:
Price Per Share Goal	Number of Earned PRSUs	Premium (%) Above Grant Date Stock Price of $36.89
$46.11	50%	25%
$56.00	50%	52%
Any PRSUs that become earned PRSUs will vest on December 31, 2024, subject to the continued employment of Mr. Moster or Ms. Ingersoll, as applicable.
PERQUISITES AND OTHER PERSONAL BENEFITS
We periodically review perquisites and other personal benefits that are part of each NEO’s total compensation package to ensure external competitiveness. The perquisites we provide to our NEOs include an annual executive physical examination, accidental death and dismemberment insurance, business travel accident insurance, and Company-paid parking. We provide a company-leased automobile to Mr. Moster.
The perquisites we provide to our NEOs have an annual target value between $3,000 and $8,000 per NEO, other than our CEO’s personal use of a Company car (valued at $10,706 for 2020). Consistent with our policy, we do not make any tax gross-up payments for any NEO perquisites or personal benefits. Additional information on perquisites and other personal benefits is provided in the “Summary Compensation Table” in the Executive Compensation section of this Proxy Statement.
POST-EMPLOYMENT COMPENSATION
Certain termination events will trigger post-employment payments and benefits for our NEOs, including retirement, change in control severance, termination for cause, involuntary termination not for cause, and death or disability. These are discussed under “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement. Post-termination compensation provides for our executive officers’ short-term (termination or change in control) or long-term (retirement) security should their employment end. In the event of involuntary termination, post-termination compensation provides an interim financial resource to the executive during the transition from Viad employment.
Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	33

RETIREMENT INCOME AND SAVINGS PLANS
In connection with the 2004 MoneyGram spin-off, MoneyGram became solely responsible for paying annual retirement benefits to all executives who participated in the SERP and the MoneyGram Pension Plan. As of the spin-off date, MoneyGram assumed all liability for pension benefits for employees participating in the MoneyGram Pension Plan and the SERP, including our CFO. In addition to the retirement benefits paid by MoneyGram under the SERP and the MoneyGram Pension Plan, our CFO also receives retirement benefits from Viad under the Defined Contribution Plan, which the Company established in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to certain SERP participants. The lump-sum awards were instituted in 2005 in connection with the MoneyGram spin-off in 2004, at which time the credited service benefits for the SERP’s participants were frozen and were made solely in lieu of our accruing pension benefits for our CFO and other SERP participants. Our CFO is the only NEO who participates in the SERP, the Defined Contribution Plan, or the MoneyGram Pension Plan.
All eligible U.S. employees may participate in the Viad Corp Capital Accumulation Plan (the “401(k) Plan”). In addition, Messrs. Moster, Linde, and Barry, and Ms. Ingersoll, are eligible to participate in the Viad Corp Supplemental 401(k) Plan (the “Supplemental 401(k)”), which provides for additional employee contributions over the annual limits set by the Code for the 401(k) Plan, plus company matching contributions on the same percentage as the 401(k) Plan.
The change in the value of the pension plans during 2020 is included in the “Summary Compensation Table” in the Executive Compensation section of this Proxy Statement. Please refer to the “Pension Benefit Table” and “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement for further discussion of retirement benefits.
POST-TERMINATION COMPENSATION AND BENEFITS
Change in Control Severance
In 2013, we adopted an Executive Severance Plan (Tier I) for all NEOs hired in 2013 and thereafter (the “Executive Severance Plan”). Under the Executive Severance Plan, a participating NEO is eligible for severance benefits upon termination within 36 months following a chance in control: (i) if we terminate the NEO’s employment without cause; or (ii) by the NEO’s voluntary termination for good reason, in each case, as those terms are defined in the Executive Severance Plan. The Executive Severance Plan does not contain a “modified single-trigger” provision or allow excise tax gross-ups in the event of a change in control. The purpose of the Executive Severance Plan is to ensure, in the event of a possible change in control, that the NEOs will be available (without concern for their personal financial situations) to perform their regular duties and to advise Management and the Board as to whether the change in control proposal would be in our or our shareholders’ best interests. We may also call upon our NEOs to assist in the change in control implementation and transition, and to perform other appropriate actions. Severance benefits also provide an economic means for the NEOs to transition from Viad employment. Our CEO recommends the participants in these plans and the Human Resources Committee then reviews and approves the participants. Upon a change in control, our short- and long-term incentive plans also provide for accelerated vesting of equity awards and payment of short-term incentive and performance units, as discussed in “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement.
During 2020, Mr. Moster and Ms. Ingersoll participated in our previous Executive Severance Plan (Tier I) (the “Grandfathered Plan”). Under the Grandfathered Plan, a participating NEO is eligible for severance benefits upon termination: (i) if we terminate the NEO’s employment without cause; (ii) or by the NEO’s voluntary termination for good reason (as those terms are defined in the Grandfathered Plan) within 36 months after a Viad change in control; or (iii) by the NEO for any reason (other than for good reason, death, disability or retirement). As of February 26, 2017, we eliminated tax gross-up provisions and modified single-trigger provisions in the Grandfathered Plan, which was part of a sunset amendment we adopted in 2013. In 2020, Mr. Moster and Ms. Ingersoll were the only NEOs who participated in the Grandfathered Plan.
Effective February 16, 2021, Mr. Moster and Ms. Ingersoll agreed to transition from the Grandfathered Plan into the Executive Severance Plan. As a result, all of our NEOs are now covered by the Executive Severance Plan.
Severance Agreements
Messrs. Moster and Barry each have a severance agreement providing for a post-termination severance payment in the event we terminate either of them for any reason other than for cause, or if either of them voluntarily terminates his employment for “good reason.” We discuss the severance agreements in “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement.
34	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

V.	OTHER ASPECTS OF OUR COMPENSATION PROGRAM
OUR CORPORATE GOVERNANCE BEST PRACTICES
During 2020, the Human Resources Committee continued to follow compensation practices that emphasize the alignment of management’s interests with those of our shareholders. We continue to adhere to the following corporate governance practices, which are discussed in more detail throughout this Proxy Statement.
WHAT WE DO	WHAT WE DO NOT DO
• Pay for Performance: We tie our short- and long-term incentives directly to our financial performance. 100% of equity awards granted to our CEO in 2020 were performance units.
• Target Compensation: The Human Resources Committee reviews target total compensation for our executive officers, considering the compensation paid to comparable executives at our comparator group companies and other companies with revenue comparable to ours (see “Compensation Comparator Group” above).
• Stock Ownership Guidelines: The stock ownership minimum for our CEO is five times base salary, and the minimum for other direct reports to our CEO is three times base salary.
• Stock Retention Policy / Restricted Stock Holding Periods: NEOs or other executive officers may not sell vested restricted stock unless and until the NEO or other executive officer has met our stock ownership guidelines.
• Minimum Service Requirement: NEOs and other executives forfeit any unvested long-term incentive awards if termination occurs within 12 months of the award date. After 12 months, awards may be earned on a pro rata basis.
• Clawback and Compensation Recoupment Policies: Both our short- and long-term incentive programs allow us to recoup compensation awards paid to NEOs and other executive officers who engage in certain acts detrimental to our interests.
• Balance of Short- and Long-Term Incentives: Our short- and long-term incentive programs incorporate financial performance goals that are designed to drive both annual financial performance and long-term shareholder value.

• No Tax Gross-Ups: Our NEOs do not receive tax gross-ups.
• No Hedging or Pledging: Our NEOs, other executive officers, and directors may neither hedge Viad common stock nor pledge Viad common stock as collateral for a loan.
• Sunset of Legacy Pension Plans: No new participants have been added to legacy pension plans since 2004, and we do not intend to add any new participants in the future.
• No “Single-Trigger” Change in Control Severance Arrangements: No NEOs will receive severance payments or benefits based solely on a change in control.
• No NEO Employment Agreements: Neither our CEO nor any other NEO has an employment agreement.
• No Change in Control Excise Tax Gross-Ups: No NEOs will receive any excise tax gross-up payments in the event of a change in control.

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	35

CLAWBACK PROVISIONS FOR DETRIMENTAL CONDUCT
In order to protect the Company, short- and long-term incentive compensation is subject to forfeiture and reimbursement (i.e., clawback) provisions relating to the following conduct:
•
an officer or employee knowingly participated in misconduct that caused a misstatement of our financial statements, or in misconduct which constituted a material violation of our Code of Ethics or certain other policies;

•
an officer or employee was aware of and failed to report another officer or employee who was participating in misconduct that caused or could cause a misstatement of our financial statements, or materially violated our Code of Ethics or certain other policies; and

•	an officer or employee acted significantly contrary to our best interests.
All of our NEOs’ and other key employees’ short- and long-term compensation is subject to these clawback provisions. The clawback provisions also relate to violations of certain restrictions on competitive activities following employment termination. In addition, we have the right to stop a NEO, through a court-ordered injunction, from working for competitors and soliciting customers and employees following employment termination. We may also seek monetary damages for such activities.
The following incentive compensation is subject to clawback provisions:
•	Restricted stock and performance unit awards made during the last two years of employment;
•
any payments received (without regard to tax effects) from the sale of restricted stock that vested, or with respect to earned performance units, during the last two years of employment; there is no time limit in the case of misconduct during employment that causes a misstatement of our financial statements;

•	all cash bonuses paid during the last 18 months of employment;
•	outstanding vested, but not exercised, stock options; and
•	any gain (without regard to tax effects) realized from the exercise of a stock option, which is subject to the clawback provisions.
As discussed in the “Highlights of Our Compensation Program” subsection of this CD&A, all long-term incentive agreements include clawback provisions applying to NEOs and other key employees (collectively, a “Participant”) if such Participant’s employment is terminated in the first year of the vesting period. Under the clawback provisions, a Participant must forfeit any long-term incentive awards covered by those agreements if employment is terminated due to retirement, death, disability, or termination without cause within 12 months after the grant date. Long-term incentive awards will vest pro rata if the termination occurs after the 12-month forfeiture period lapses and the Participant executes a separation agreement and release, and the amount of the award will be based on the length of time the Participant was employed during the applicable vesting or performance period. The clawback provisions provide a retention incentive for the Participants, and we believe that they provide a more appropriate balance between our interests and those of the Participants.
36	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP GUIDELINES
We believe it is important to align the financial interests of our directors and executive officers with those of our shareholders. Accordingly, we adopted stock ownership guidelines that require directors and executives to own a minimum amount of Viad common stock on a direct basis, meaning stock that is subject to market risk. The minimum required amount ranges from 3.0 to 5.0 times as summarized below:
STOCK OWNERSHIP GUIDELINES
Non-Employee Directors[1]	5.0 times base retainer
CEO[2]	5.0 times base salary
Direct Reports to CEO[2]	3.0 times base salary
[1]
Messrs. Benett, Dozer, Mace, and Schechter’s Viad common stock ownership currently exceeds the stock ownership guidelines. The rest of our Directors are making progress towards compliance with the stock ownership guidelines.

[2]
Ms. Ingersoll’s Viad common stock ownership currently exceeds the stock ownership guidelines. Messrs. Moster, Barry, and Linde are making progress towards compliance with the stock ownership guidelines. Ms. Striedel is not a direct report of our CEO. Under the guidelines, our NEOs, other executive officers, and certain employees may not sell any vested restricted stock unless and until they have complied with our stock ownership guidelines, except that the guidelines permit sales to cover required tax withholdings.

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	37

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL YEARS ENDED 2020, 2019, AND 2018
The following table shows compensation paid, accrued, or awarded to our Chief Executive Officer, our Chief Financial Officer, and our three most highly compensated executive officers (i.e., our NEOs) for the years indicated:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4] ($)	All Other Compensation[5] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven W. Moster[6] President and CEO	2020	577,788	—	2,600,019	—	—	2,296	27,846	3,207,949
	2019	927,000	—	2,400,017	—	680,000	1,261	54,194	4,062,472
	2018	900,000	—	2,300,024	—	490,350	933	50,608	3,741,915
Ellen M. Ingersoll[7] Chief Financial Officer	2020	349,836	—	590,021	—	—	137	210,448	1,150,442
	2019	448,795	—	489,999	—	219,317	946	227,705	1,386,762
	2018	435,912	—	490,001	—	142,712	1,955	244,878	1,315,458
David W. Barry[8] President of Pursuit	2020	285,466	—	1,627,469	1,520,013	—	365	9,536	3,442,849
	2019	447,644	—	574,986	—	168,783	172	22,692	1,214,277
	2018	412,474	—	425,023	—	262,272	99	11,333	1,111,201
Derek P. Linde[9] General Counsel and Corporate Secretary	2020	306,603	—	400,020	487,621	—	—	8,904	1,203,148
	2019	358,288	—	349,966	—	131,311	—	11,533	851,098
	2018	235,890	50,000	304,500	—	56,228	—	154,102	800,720
Leslie S. Striedel[10] Chief Accounting Officer	2020	254,795	—	235,012	—	50,000	—	7,416	547,223
	2019	277,888	—	130,014	—	79,024	—	11,214	498,140
	2018	263,320		130,010	—	50,300	—	10,659	454,289
Jay A. Altizer[11] Former President of GES	2020	147,285	—	424,986	—	—	—	226,324	798,595
	2019	387,671	—	449,984	—	132,686	—	4,807	975,148
[1]
The amounts shown under column (e) do not reflect actual payouts, but rather, they represent the grant date fair value of long-term incentives awarded to the NEOs, comprising restricted stock, restricted stock units, options, and performance units granted in the years 2018 through 2020. The grant date fair value of the performance unit awards was computed in accordance with FASB ASC 718 by multiplying (i) the number of shares or units awarded to each NEO, assuming achievement at Target level, by (ii) the closing price of the underlying shares on the grant date. The amounts shown under this column (e) include 2020 performance unit awards in the amount of $2,600,019 for Mr. Moster, $413,009 for Ms. Ingersoll, $297,513 for Mr. Barry, $280,025 for Mr. Linde, $90,980 for Ms. Striedel, and $297,513 for Mr. Altizer, plus restricted and restricted stock units in the amount of $0 for Mr. Moster as his long-term incentives are payable 100% in performance units, $177,012 for Ms. Ingersoll, $1,627,469 for Mr. Barry, $119,995 for Mr. Linde, $144,032 for Ms. Striedel, and $127,473 for Mr. Altizer, along with options in the amount of $1,222,500 for Mr. Barry, and $487,621 for Mr. Linde. If achievement is at Maximum level, the grant date fair values of the 2020 performance unit awards would be $5,200,038 for Mr. Moster (70% to be paid out in Viad common stock), $826,019 for Ms. Ingersoll, $595,026 for Mr. Barry, $560,051 for Mr. Linde, $181,960 for Ms. Striedel, and $595,026 for Mr. Altizer. Assumptions made in the valuation of stock awards under this column (e) are discussed in our 2020 Form 10-K, in Notes 1 and 3 of Notes to Consolidated Financial Statements and are incorporated herein by reference.

[2]
The amounts shown under column (f) do not reflect actual payouts, but rather, they represent the grant date fair value of stock option awards awarded to Messrs. Barry and Linde in 2020, determined in accordance with FASB ASC 718. Assumptions made in the valuation of option awards under this column (f) are discussed in our 2020 Form 10-K, in Notes 1 and 3 of Notes to Consolidated Financial Statements and are incorporated herein by reference.

[3]
The amounts shown under column (g) represent incentive cash awards under the Management Incentive Plan (“MIP”). All awards were made pursuant to the 2017 Viad Corp Omnibus Incentive Plan (the “2017 Plan”), each of which was paid in March of the following year. The 2021 performance targets are discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

[4]
The amounts shown under column (h) represent the year-over-year pension value change in the actuarial present value of the SERP and the MoneyGram Pension Plan, as well as above-market earnings on amounts deferred pursuant to the Defined Contribution Plan, which is described in detail in the “Non-Qualified Deferred Compensation Table” section of this Proxy Statement, and the Supplemental 401(k) Plan. In connection with the spin-off of MoneyGram on June 30, 2004, liabilities associated with the SERP and MoneyGram Pension Plan obligations were assumed entirely by MoneyGram. The term

38	Viad Corp | EXECUTIVE COMPENSATION

“above-market earnings” represents an earning rate that exceeds 120% of the applicable federal long-term rate (as prescribed under Section 1274(d) of the Code). There were no above-market earnings for Ms. Ingersoll’s Defined Contribution Plan for 2020. For the Supplemental 401(k) Plan, the above-market earnings in 2020 were $2,296 for Mr. Moster, $137 for Ms. Ingersoll, and $365 for Mr. Barry.
[5]	The aggregate incremental cost of perquisites is the actual cost we incurred as a result of providing those items unless otherwise stated.
[6]
The amount reported under column (i) for Mr. Moster in 2020 includes: (i) the following perquisites and personal benefits: accidental death and dismemberment insurance; office parking; a matching contribution under the Supplemental 401(k) Plan; and $10,706 for personal use of a Company-leased automobile; and (ii) an $11,400 matching contribution under the 401(k) Plan. We calculated the aggregate incremental cost of Mr. Moster’s personal use of his Company-leased automobile using a percentage of use methodology, with the amount reported for 2020 being the aggregate value of all automobile lease payments and fuel costs multiplied by the percentage attributable to Mr. Moster’s personal use of the automobile.

[7]
The amount reported under column (i) for Ms. Ingersoll in 2020 includes: (i) the following perquisites and personal benefits: accidental death and dismemberment insurance; and office parking; and (ii) $200,224 in defined contribution plan benefits; and (iii) an $8,762 matching contribution under the 401(k) Plan. The defined contribution plan contribution is a benefit accrual for the period from January 1 through December 31, 2020, pursuant to the Defined Contribution Plan. The accrued benefits under the Defined Contribution Plan, which we established as of January 1, 2013, replace the annual lump-sum cash awards previously paid to Ms. Ingersoll in lieu of the Company accruing benefits for her as a participant of the SERP. The Defined Contribution Plan is described in detail in the “Post-Employment Arrangements” and “Non-Qualified Deferred Compensation Table” sections of this Proxy Statement.

[8]	The amount reported under column (i) for Mr. Barry in 2020 includes a $5,100 matching contribution under the 401(k) Plan.
[9]	The amount reported under column (i) for Mr. Linde in 2020 includes a $7,442 matching contribution under the 401(k) Plan.
[10]	The amount reported under column (i) for Ms. Striedel in 2020 includes a $6,185 matching contribution under the 401(k) Plan.
[11]
The amount reported under column (i) for Mr. Altizer in 2020 includes a $1,631 matching contribution under the 401(k) Plan and $224,372 paid pursuant to a severance agreement with the Company. While Mr. Altizer first became a NEO for fiscal year 2019, his employment ended in May 2020.

POST-EMPLOYMENT ARRANGEMENTS
As discussed in Note 3 to the Summary Compensation Table and in the CD&A section of this Proxy Statement, MoneyGram is solely responsible for paying annual retirement benefits to our CFO under the SERP and the MoneyGram Pension Plan pursuant to its agreement to assume such liabilities after MoneyGram’s 2004 spin-off from Viad. MoneyGram assumed all liability for pension benefits for employees participating in the MoneyGram Pension Plan. MoneyGram assumed all liability for the SERP as of the spin-off date including, for our CFO as well as other participants, any benefit increases based on final average earnings and covered compensation as of the date of termination of employment with us and our subsidiaries.
Our CFO also receives retirement benefits under the Defined Contribution Plan, of which she is the only participant. We established that plan in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to her. The lump-sum awards began in 2005 in connection with the 2004 MoneyGram spin-off, at which time the credited service benefits for the SERP’s participants were frozen and were made solely in lieu of accruing pension benefits for our CFO as a participant of the SERP.
EMPLOYMENT AGREEMENTS
We do not have employment agreements with our NEOs, other than the severance agreements we describe in the CD&A subsection “Post-Termination Compensation and Benefits – Severance Agreements” and below under “Potential Payments Upon Termination or Change in Control.”
Viad Corp | EXECUTIVE COMPENSATION	39

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2020
The following table gives the estimated future payouts for awards granted in 2020 under equity incentive and non-equity incentive plans, and the number of shares or units underlying awards granted in 2020 that have been paid out: For a description of all other material terms of the awards described in the table below, please refer to the “Short-Term (Annual) Incentives” and “Long-Term Incentives” subsections of the CD&A section of this Proxy Statement.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[4]			All Other Stock Awards: Number of Shares of Stock or Units (#)[5]	All Other Option Awards: Number of Securities Underlying Options (#)[6]	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date[2]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Moster		278,100	927,000	1,622,300
PSU[3]	2/25	—	—	—	16,184	32,367	64,735	—	—	—	1,820,013
PUP[3]	2/25	—	—	—	6,936	13,872	27,743	—	—	—	780,006
Ingersoll		81,400	271,200	474,600
RS3	2/25	—	—	—	—	—	—	3,148	—	—	177,012
PUP[3]	2/25	—	—	—	3,673	7,345	14,690	—	—	—	413,009
Barry		75,600	251,900	440,800
RS3	2/25	—	—	—	—	—	—	2,267	—	—	127,473
RSU[3]	8/11	—	—	—	—	—	—	77,721	—	—	1,500,015
PNQOs[3]	8/11	—	—	—	—	150,000	—	—	—	19.30	1,222,500
PUP[3]	2/25	—	—	—	2,646	5,291	10,582	—	—	—	297,513
Linde		48,700	162,500	284,300
RS3	2/25	—	—	—	—	—	—	2,134	—	—	119,995
NQOs[3]	8/27	—	—	—	—	—	—	—	54,150	21.85	487,621
PUP[3]	2/25	—	—	—	2,490	4,980	9,960	—	—	—	280,025
Striedel[7]		31,500	105,000	183,800
	8/26	—	50,000	—	—	—	—	—	—	—	—
RS3	2/25	—	—	—	—	—	—	694	—	—	39,024
RSU[3]	6/1	—	—	—	—	—	—	2,332	—	—	45,008
RSU[3]	8/26	—	—	—	—	—	—	3,038	—	—	60,001
PUP[3]	2/25	—	—	—	809	1,618	3,236	—	—	—	90,980
Altizer[8]		58,000	193,400	338,500
RS3	2/25	—	—	—	—	—	—	2,267	—	—	127,473
PUP[3]	2/25	—	—	—	2,646	5,291	10,582	—	—	—	297,513
[1]
The amounts shown in column (c) reflect the possible minimum payment level under the 2020 MIP, which is 50% of Target, as discussed in the CD&A subsection “Short-Term (Annual) Incentives.” The amounts in column (d) reflect the possible payment if performance measures are achieved at Target level under the 2020 MIP. The amounts shown in column (e) are 175% of the Target amount shown in column (d). Actual payout results are reflected in column (g) of the Summary Compensation Table.

[2]	Grant dates occurred in 2020.
[3]
“PSU” represents awards of performance units to be paid, if earned, in Viad common stock. “PUP” represents awards of performance units to be paid, if earned, in cash. “RS” represents awards of restricted stock. “RSU” represents awards of restricted units to be paid, if earned, in Viad common stock. “NQOs” represents awards of non-qualified stock options. “PNQOs” represents award of performance-based non-qualified stock options.

[4]
Columns (f), (g) and (h) present the estimated Threshold, Target, and Maximum payouts as of the grant date for the NEOs’ 2020 awards of performance units and performance vested stock options, as well as the estimated payout in column (g) as of the grant date for awards of restricted stock, restricted stock units and options. The weighted average grant date fair value of options was $8.15 per share for options granted on August 11, 2020. The actual value realized by the NEOs for the 2020 restricted stock, restricted stock units and performance unit awards will not be determined until the time of vesting.

[5]
Column (i) reports the number of shares of restricted stock and restricted stock units granted in 2020. The grant date fair value of restricted stock awards was $56.23 for shares granted on February 25, 2020, $19.30 for shares granted on August 11, 2020, and $21.85 for shares granted on August 27, 2020. The actual value realized by the NEOs for the 2020 restricted stock and restricted stock units will not be determined until the time of vesting.

[6]	Column (j) reports the number of time-vested options granted in 2020. The weighted average grant date fair value was $9.02 per share for options granted on August 27, 2020.
[7]	Ms. Striedel was granted a non-equity incentive award under the Company’s MIP plan in August 2020.
[8]	Mr. Altizer’s employment ended in May 2020.
40	Viad Corp | EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED DECEMBER 31, 2020
The table below includes all of the NEOs’ outstanding options and unvested stock awards as of December 31, 2020, including awards subject to performance conditions:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)[1]	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)[2]	Option Exercise Price ($)[1,2]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[3]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3,4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[5]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Moster
PSU[6]	—	—	—	—	—	—	—	30,604	1,106,947
PUP[8]	—	—	—	—	—	—	—	13,117	474,442
Ingersoll
RS7	—	—	—	—	—	8,491	307,119	—	—
PUP[8]	—	—	—	—	—	—	—	6,617	239,337
Barry
PNQOs[9]	—	—	150,000	19.30	12/31/2028	—	—	—	—
RS7	—	—	—	—	—	9,476	342,747	—	—
RSU[7]	—	—	—	—	—	77,721	2,811,169	—	—
PUP[8]	—	—	—	—	—	—	—	5,199	188,048
Linde
NQOs[10]	—	54,150	—	21.85	8/27/2027
RS7	—	—	—			8,939	323,324
PUP[8]	—	—	—					3,692	133,522
Striedel
RS7	—	—	—	—	—	2,112	76,391	—	—
RSU[7]	—	—	—	—	—	3,038	109,884	—	—
PUP[8]	—	—	—	—	—	—	—	1,590	57,510
Altizer[11]
RS7	—	—	—	—	—	3,212	116,178	—	—
PUP[8]	—	—	—	—	—	—	—	636	23,004
[1]
Stock option awards listed here are non-qualified stock options, in compliance with IRS requirements. Mr. Linde’s stock option awards are eligible to vest in two equal tranches on the one- and two-year anniversary of the grant date (August 27, 2020), based upon his continued employment with the Company.

[2]
Stock option awards listed here are non-qualified stock options, in compliance with IRS requirements. A portion of Mr. Barry’s stock option awards are eligible to vest in three equal tranches of 30,000 shares based upon the achievement of specific EBITDA targets in each of 2021, 2022 and 2023; and the remaining 60,000 shares are eligible to vest at the end of 2023 based on an aggregate ROIC target for the three-year period from 2021 – 2023.

[3]	For columns (g) and (h), restricted stock and restricted stock unit awards vest pursuant to the terms of the applicable agreements.
[4]
For columns (h) and (j), the market value of shares (or units) was computed by multiplying the number of shares (or units) by $36.17, the closing market price of our common stock at December 31, 2020, the last trading day of 2020. In calculating the number of PSU and PUP awards and their value in this table, we are required by SEC rules to compare our performance through 2020 under the PSU and PUP grants against the threshold, target and maximum performance levels for the grants and to report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Accordingly, we have reported the outstanding PSU and PUP awards in the table at threshold (50%) based on performance against the goals through December 31, 2020.

[5]
These amounts exclude the PSU and PUP awards for the 2018-2020 performance period that vested based on performance through December 31, 2020, and are reported in the “Option Exercises and Stock Vested” table.

[6]	“PSU” refers to performance units to be paid, if earned, in Viad common stock.
[7]
“RS” refers to restricted stock and “RSU” refers to restricted stock units to be paid, if earned, in Viad common stock. The number of restricted stock units reflected in column (i) and the dollar value of those units reflected in column (j) were as of December 31, 2020.

Viad Corp | EXECUTIVE COMPENSATION	41

[8]
“PUP” refers to performance units to be paid, if earned, in cash. The number of performance units reflected in column (i) and the dollar value of those units reflected in column (j), were as of December 31, 2020.

[9]	“PNQOs” represents award of performance-based non-qualified stock options.
[10]	“NQOs” represents awards of non-qualified stock options.
[11]	Mr. Altizer’s employment ended in May 2020.
OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2020
This table shows option exercises, and restricted stock awards and performance units that vested during 2020:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
(a)			(d)	(e)
Ingersoll
Stock Options	34,789	1,597,132	—	—
RS3	—	—	3,098	192,603
Barry
RS3	—	—	5,532	343,924
Striedel
RS3	—	—	822	51,104
RSU[3]	—	—	2,332	59,932
[1]
The value realized is calculated by taking the difference between the exercise price and the fair market value of the stock times the number of options exercised. The original exercise price of the 2010 grant of stock options was based on the closing selling price of Viad’s common stock on the grant date. Pursuant to the mandatory provisions of the 2007 Viad Corp Omnibus Incentive Plan, the 1997 Viad Corp Omnibus Incentive Plan and the award agreements executed under those plans, the Human Resources Committee approved equitable adjustments to the option awards as a result of special dividends paid on November 14, 2013, and February 14, 2014. Under the equitable adjustments, the number of securities underlying outstanding options was increased and the option exercise price for such options was decreased. The fair market value of an exercised option is the closing selling price of Viad’s common stock on the date of exercise.

[2]	The value realized upon the vesting of restricted stock is the closing selling price of Viad’s common stock on the date of vesting times the number of shares that vested.
[3]	“RS” refers to restricted stock and “RSU” refers to restricted stock units to be paid, if earned, in Viad common stock.
PENSION BENEFITS FOR FISCAL YEAR ENDED DECEMBER 31, 2020
This table shows the present value of our CFO’s accumulated benefits. She is the only NEO who receives benefits under a Viad-related pension plan. In connection with our June 2004 MoneyGram spin-off, MoneyGram assumed the liability related to the payment of benefits under the SERP.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)[2]	(e)
Ingersoll[1]	SERP	2.439	413,213	—
[1]
Credited service ceased to accrue under the SERP as of the MoneyGram spin-off on June 30, 2004 (actual number of years of service for Ms. Ingersoll is 18 years). The SERP provides retirement benefits based on final average earnings, which is the average of the 60 months of annual base salary plus 50% of the short-term incentive compensation for the five calendar years in which they were highest. Once commenced, the full benefit is payable for the life of the executive. Upon the executive’s death, 50% of the benefit is payable for the life of the surviving spouse, if applicable. Ms. Ingersoll is entitled to a pension benefit at age 60 equal to A - B, where:

A =	(1.15% x Years of service from 1/1/1998 through 6/30/2004 x Final average earnings)
+
(0.55% x Years of service from 1/1/1998 through 6/30/2004 x Final average earnings in excess of the covered compensation breakpoint); and
B =	Annual benefit from the MoneyGram Pension Plan, if applicable.
Ms. Ingersoll was not eligible to receive benefits under the SERP prior to age 55. If Ms. Ingersoll elects to receive benefits after age 55 and before age 60, she will receive a reduction of 0.25% for each monthly benefit payment prior to her 60th birthday.
[2]
Assumptions made in quantifying the present value of the current accrued benefit under this column (d) are discussed in our 2019 Form 10-K, in Note 18 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

42	Viad Corp | EXECUTIVE COMPENSATION

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2020
This table shows the amounts contributed to non-qualified deferred compensation plans during 2020:
Name	Registrant Contributions in Last Fiscal Year ($)[1,3]	Aggregate Earnings in Last Fiscal Year ($)[2,3]	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)
Moster
Supplemental 401(k) Plan[4]	4,278	4,110	122,084
Ingersoll
Defined Contribution Plan[3]	200,224	412,568	2,986,735
Supplemental 401(k) Plan[4]	—	245	7,037
Barry
Supplemental 401(k) Plan[4]	—	654	18,808
[1]
Our matching contribution under the Supplemental 401(k) Plan is the same as our matching contribution under the 401(k) Plan that is generally available to all employees. We match 100% of the first 3% of annual base salary contributed, and 50% of the next 2% of annual base salary contributed by the executive officer. We report matching contributions as compensation in the Summary Compensation Table under column (i) (“All Other Compensation”).

[2]
Interest on each participant’s account balance is paid at an annual rate equal to the yield as of January 1, April 1, July 1, and October 1 on the Merrill Lynch Taxable Bond Index-Long Term Medium Quality (A3) Industrial Bonds, or such other rate as the Human Resources Committee may determine in a manner consistent with the requirements of Section 409A of the Code and related regulations. If the deferred compensation account is to be paid in installments, the interest is credited quarterly prior to the end of each installment period. If the deferred compensation account is not paid in installments, the interest is credited quarterly prior to the end of the participant’s deferral period.

[3]
“Defined Contribution Plan” refers to the Viad Corp Defined Contribution Supplemental Executive Retirement Plan, which we established in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to Ms. Ingersoll since the spin-off of MoneyGram in 2004. Our contributions under the Defined Contribution Plan are made only for the benefit of the account of Ms. Ingersoll, the plan’s sole participant. The Defined Contribution Plan provides annual contributions to Ms. Ingersoll’s account, and such contribution amounts are based on a formula that is intended to achieve an income replacement target at retirement. Ms. Ingersoll has a phantom account where hypothetical investment returns are deposited or credited, and assumes the investment risks and rewards by selecting from among a set of investment options we provided. The contribution amounts are recalculated each year based on Ms. Ingersoll’s current salary and short-term incentive bonus payment amounts, and any changes to the estimated benefits at retirement from the SERP and the MoneyGram Pension Plan. We report our contributions in the Summary Compensation Table under column (i) (“All Other Compensation”).

[4]
Refers to the Viad Corp Supplemental 401(k) Plan, which is a U.S.-based retirement program. Payments under the Supplemental 401(k) Plan are made only to participants who are U.S. citizens between the ages of 55 and 65.

POTENTIAL PAYMENTS UPON EMPLOYMENT TERMINATION OR CHANGE IN CONTROL
Certain termination events will trigger post-termination payments and benefits for our NEOs. Each termination event and the amount that could be payable to NEOs is provided in the tables below (other than for Mr. Altizer, who terminated employment during 2020, and whose actual separation arrangement is described below), assuming a qualifying termination date of December 31, 2020, with a closing price of $36.17 per share for Viad’s common stock on December 31, 2020, the last trading day of the year, except where otherwise indicated.
RETIREMENT
Upon normal or early retirement, NEOs would receive ownership of the restricted stock (or units) and earned performance units awarded to them upon the lapse of the vesting period on a pro-rata basis (percentage of time from the grant date to the retirement date), provided that the NEO’s retirement occurs at least 12 months after the grant date of such awards and the executive executes a satisfactory agreement and release. All other restricted stock (or units) and performance units held by the NEO will be forfeited upon the NEO’s retirement. Under the MIP, NEOs receive an accrued annual incentive bonus, if earned, on a pro-rata basis. Eligibility for normal retirement is age 65 and 55 for early retirement.
Our CFO is also entitled to retirement benefits as a participant in the 2013 Defined Contribution Plan, established to replace the payment of lump-sum cash awards, including tax gross-ups, previously made to her. The contribution
Viad Corp | EXECUTIVE COMPENSATION	43

amounts are based on a formula that is intended to achieve an income replacement target at retirement. The form and amounts of payments under this Defined Contribution Plan are more fully described in the “Non-Qualified Deferred Compensation Table,” “Summary Compensation Table” and “Post-Employment Arrangements” sections of this Proxy Statement.
CHANGE IN CONTROL AND CHANGE IN CONTROL SEVERANCE
Executive Severance Plan
In 2013, we adopted a new Executive Severance Plan (Tier I) (the “Executive Severance Plan”), which applies to NEOs hired in 2013 and thereafter. During 2020, Messrs. Barry and Linde and Ms. Striedel participated in the Executive Severance Plan and Mr. Moster and Ms. Ingersoll participated in the Grandfathered Plan discussed below. Under the Executive Severance Plan, a participating NEO is eligible for severance benefits if we terminate the NEO without cause or by the executive for good reason (as those terms are defined in the Executive Severance Plan) within 36 months after a change in control. Under those circumstances, the executive would receive a lump-sum payment, as severance compensation, equal to a multiple of the following sum:
•	The NEO’s highest annual salary during his or her employment term; plus
•	The NEO’s target cash bonus under the MIP for the fiscal year in which the change in control occurs.
The multiple is equal to the product of three times a fraction, the numerator of which is 36 minus the number of full months the NEO was employed following a change in control and the denominator of which is 36.
The NEO’s participation in any life, health, and automobile benefits will continue at the same cost as if the NEO was an employee for a prorated three-year period. The Executive Severance Plan does not contain any tax gross-up or modified single-trigger provisions.
Grandfathered Executive Severance Plan
During 2020, Mr. Moster and Ms. Ingersoll participated in a previous Executive Severance Plan (Tier I) (the “Grandfathered Plan”). Under the Grandfathered Plan, Mr. Moster and Ms. Ingersoll were eligible for severance benefits if either of them is terminated without cause or by either of them for good reason (as those terms are defined in the Grandfathered Plan) within 36 months after a change in control. Under those circumstances, Mr. Moster and Ms. Ingersoll would have received a lump-sum payment, as severance compensation, equal to a multiple of the following sum:
•	His or her highest annual salary during employment; plus
•	The greater of:
○	His or her largest cash payment under the MIP during the last four employment years, or largest MIP payment if employed fewer than four years, or
○	The target bonus for the fiscal year in which the Change in Control occurs; plus
•	The greater of:
○	His or her largest cash bonus under the PUP during the last four employment years, or largest PUP payment if employed fewer than four years, or
○
The aggregate value of shares when earned during a performance period under any performance-related restricted stock award during the last four employment years, or if employed fewer than four years, than all completed employment years, or

○	The aggregate values at the time of grant of the target shares awarded under the performance-related restricted stock programs for the fiscal year in which the change in control occurred.
The multiple, in the case of termination without cause or termination by them for good reason, will equal the product of three times a fraction, the numerator of which is 36 minus the number of full months the individual was employed following a change in control, and the denominator of which is 36.
44	Viad Corp | EXECUTIVE COMPENSATION

Mr. Moster’s or Ms. Ingersoll’s participation in any life, health, and automobile benefits would have continued at the same cost as if he or she was an employee for a prorated three-year period. In addition, he or she will be treated as having been employed for three additional years for purposes of eligibility for distribution or vesting rights under any retirement plans.
As of February 26, 2017, we phased out the modified single-trigger provisions, as well as all tax gross-up provisions, under the Grandfathered Plan.
Effective February 16, 2021, Mr. Moster and Ms. Ingersoll agreed to transition from the Grandfathered Plan into the Executive Severance Plan. As a result, all of our NEOs are now covered by the Executive Severance Plan
INVOLUNTARY TERMINATION NOT FOR CAUSE
In February 2007, the Board adopted the Executive Officer Pay Continuation Policy (the “Pay Continuation Policy”) to provide severance cash payments if we terminated an executive officer without cause (not for death, disability or cause). Except for Mr. Moster and Mr. Barry, who would receive lump-sum cash payments pursuant to the terms of their respective severance agreements described in the subsection “Voluntary Termination For Good Reason” of this section, executive officers with less than seven years of service would receive six months of salary, and executive officers with seven or more years of service would receive: (i) up to one year’s salary, (ii) continued health and welfare benefits for a period of up to twelve months following termination, and (iii) outplacement services. To receive payments under the Pay Continuation Policy, executives must execute a general release containing a release of all claims against us, a covenant not to sue, a non-competition covenant, and a non-disparagement agreement, all in form and substance satisfactory to us. All benefits under the Pay Continuation Policy will cease on the last day of the month in which the executive officer commences new employment.
VOLUNTARY TERMINATION FOR GOOD REASON
Messrs. Moster and Barry each have a severance agreement that provides for post-termination payments upon a voluntary termination of employment by either of them for “good reason” as defined under their respective agreements.
Upon termination, Messrs. Moster and Barry will each receive the same payments and benefits described under the “Involuntary Termination Not For Cause” subsection, provided that they timely execute a satisfactory release of all claims, waiver of rights, and covenant not to sue. Mr. Moster must also resign from our Board of Directors.
DEATH OR DISABILITY
We provide certain cash amounts and equity award vesting if a NEO’s termination is due to disability or death. The MIP provides that the NEOs will be entitled to receive the accrued cash incentive payment, if earned, prorated to the date of employment termination. All restricted stock awards granted to the NEOs in 2018 and 2019 will vest on a pro-rata basis, and the NEOs will receive a pro-rata share of all earned performance units granted in 2018 and 2019 at the end of the three-year performance period. No payments would be made to any NEO for any restricted stock or earned performance units granted in 2020.
Viad Corp | EXECUTIVE COMPENSATION	45

The following table shows the cash amounts and the value of equity award vesting for each termination scenario:
Estimated Benefits in the Event of a Change in Control with Involuntary/Without Cause or Voluntary/Good Reason Termination, Termination Involuntary Not for Cause, Termination Voluntary for Good Reason, and Death or Disability, In Dollars ($)12 14
	Change in Control Termination Involuntary/ Without Cause or Voluntary/ Good Reason ($)	Termination Involuntary Not for Cause ($)	Termination Voluntary for Good Reason ($)	Death or Disability ($)[11]
Moster
Cash Severance	19,162,751[1]	1,854,000	1,854,000	1,854,000
Annual Incentive Cash Bonus	—[2,3,5]	—	—	—
Performance Units	3,146,247[3,4,5]	2,561,985[9]	—	2,561,985
Welfare Benefits and Perquisites	66,242[6]	—	—	—
Outplacement Services[13]	20,000	—	—	—
Total	22,395,240	4,415,985	1,854,000	4,415,985
Ingersoll
Cash Severance	5,885,100[1]	452,000	—	—
Annual Incentive Cash Bonus	—[2,3,5]	—	—	—
Restricted Stock	307,119[3,5]	152,709[9]	—	152,709
Performance Units	468,426[3,4,5]	376,043[9]	—	376,043
Welfare Benefits and Perquisites	24,005[6]	7,651	—	—
Incremental Pension Benefit	14,573[7]	—	—	—
Defined Contribution Benefit	3,587,407[8]	2,986,735[10]	—	—
Outplacement Services[13]	20,000	20,000	—	—
Total	10,306,630	3,995,138	—	528,752
Barry
Cash Severance	2,129,700[1]	458,000	458,000	—
Annual Incentive Cash Bonus	—[2,3,5]	—	—	—
Restricted Stock	3,153,915[3,5]	189,722	—	3,000,891
Performance Units	393,288[3,4,5]	326,178	—	326,178
Stock Options	2,530,500	—		2,530,500
Welfare Benefits and Perquisites	39,051[6]	—	—	—
Outplacement Services[13]	20,000	20,000	—	—
Total	8,266,454	993,900	—	5,857,569
Linde
Cash Severance	1,570,350[1]	180,500	—	—
Annual Incentive Cash Bonus	—[2,3,5]	—	—	—
Restricted Stock	323,324[3,5]	183,258[9]	—	183,258
Performance Units	219,263[3,4,5]	157,659[9]	—	157,659
Stock Options	775,428	—	—	775,428
Welfare Benefits and Perquisites	34,122[6]	11,024	—	—
Outplacement Services[13]	20,000	20,000	—	—
Total	2,942,487	552,441	—	340,917
Striedel
Cash Severance	1,215,000[1]	150,000	—	—
Annual Incentive Cash Bonus	—[2,3,5]	—	—	50,000
Restricted Stock	186,276[3,5]	40,526	—	40,526
Performance Units	120,289[3,4,5]	99,767	—	99,767
Welfare Benefits and Perquisites	13,382[6]	4,341	—	—
Outplacement Services[13]	20,000	20,000	—	—
Total	1,554,947	314,634	—	190,293
[1]
We calculated the amounts reported in the table as cash severance payments in accordance with the terms of the Grandfathered Plan, except for Mr. Altizer, Mr. Barry, Mr. Linde, and Ms. Striedel, whose cash severance payments were calculated in accordance with the terms of the Executive Severance Plan.

[2]
Pursuant to MIP, upon a change in control, regardless of whether there is also a termination of employment, each of the NEOs would be entitled to receive a pro-rata portion of the annual cash incentive granted under the MIP, calculated based on the achievement of performance measures through the date of the change in control.

46	Viad Corp | EXECUTIVE COMPENSATION

[3]
Upon a change in control, all equity awards will vest. The disclosed option benefits assume that each NEO with outstanding options timely elected to surrender all such options, and that an amount equal to the closing price of Viad’s common stock on December 31, 2020, was paid for each share in connection with the change in control.

[4]
Pursuant to PUP, upon a change in control, regardless of whether there is also a termination of employment, the NEOs would be entitled to receive a cash payment for performance units granted under the PUP, calculated as if each of the pre-defined targets were met at 100%, and prorated from the start date of the performance period to the date of the change in control.

[5]
If the payouts and vesting were to occur upon a change in control, then the PUP and the MIP would not be paid out again, and no additional restricted stock would vest in the event of a termination in connection with a change in control.

[6]
NEOs receive continued welfare benefits coverage for the severance period of three years times a fraction, the numerator of which is 36 minus the number of full months from the date of the change in control through the last day of the NEO’s employment, and the denominator of which is 36 months.

[7]
The Grandfathered Plan and the Executive Severance Plan provide a special retirement benefit to Ms. Ingersoll in the form of an additional benefit accrual under the SERP, determined as if she continued employment during the severance period with the severance compensation included in her final average compensation as defined by the SERP.

[8]
Under the Defined Contribution Plan, upon a change in control, Ms. Ingersoll’s contribution accounts will vest. If we terminate Ms. Ingersoll without cause (as that term is defined in the Defined Contribution Plan) within three years after a change in control, she will receive any company discretionary contribution that would have been credited to her company discretionary contribution account had she continued to be employed through the earlier of: (i) age 60; or (ii) the third anniversary of her termination date.

[9]
All restricted stock awards granted to the NEOs in 2018 and 2019 will vest on a pro-rata basis, and the executives will receive a pro-rata share of all earned performance units granted in 2018 and 2019 at the end of the three-year performance period. No vesting acceleration payment would be made to any NEO for any restricted stock or performance units granted in 2020.

[10]
As disclosed in Note 4 to the “Non-qualified Deferred Compensation for Fiscal Year Ended December 31, 2020” table and elsewhere in this Proxy Statement, Ms. Ingersoll is the only current employee who participates in the Defined Contribution Plan. Under the provisions of the Defined Contribution Plan, if Ms. Ingersoll’s employment is terminated, voluntarily or involuntarily, under circumstances other than retirement she will receive her vested account balance in either a lump-sum payment or annual installment payments, at her election.

[11]	The amounts in this column presume the occurrence of an event constituting Death or Disability on December 31, 2020.
[12]
Mr. Altizer is excluded from this table as his employment with the Company ended prior to December 31, 2020. As previously described, Mr. Altizer terminated employment with the Company in May 2020. In connection with this event, pursuant to a severance agreement and general release, and the Pay Continuation Policy described above, Mr. Altizer received $206,324, representing six months of his base salary, and $20,000 for outplacement services. In addition, Mr. Altizer received continuation of his health insurance benefits for six months post-termination, as well as pro-rated vesting of outstanding equity awards. Mr. Altizer received all benefits set forth in the Severance Agreement filed by the Company as an exhibit to its Form 10-Q, filed on or about June 22, 2020.

[13]	The amounts set forth in this row are estimates, and actual payments would likely vary.
[14]
While the figures set forth in this table assume a triggering event as of December 31, 2020, and are calculated accordingly, as described previously in the CD&A, due to changes made in February 2021, there are no employees currently eligible for the Grandfathered Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information, as of December 31, 2020, with respect to shares of our common stock that may be issued under existing equity compensation plans. The category “Equity Compensation Plans Approved by Security Holders” in the table below includes the 2017 Plan, which our shareholders approved at the 2017 annual meeting of shareholders on May 18, 2017, and the 2007 Plan:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders:
2017 Plan¹	—	—	1,081,404
2007 Plan	—	—	—
Total	—	—	1,081,404
[1]
The 2017 Plan has a 10-year term and provides for the following types of awards to officers, directors, and certain other employees: (a) incentive and non-qualified stock options; (b) restricted stock (and units); (c) performance units or performance shares; (d) stock appreciation rights; (e) cash-based awards; and (f) certain other stock-based awards. The number of shares of common stock authorized for grant under the 2017 Plan is limited to 1,750,000 shares. Any shares awarded under the 2017 Plan that are terminated (by cancellation, expiration, forfeiture, or otherwise), settled in cash, or exchanged with the Human Resources Committee’s permission before they are issued, will be available again for grant under the 2017 Plan.

Viad Corp | EXECUTIVE COMPENSATION	47

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are providing the following disclosure that compares the annual total compensation of our “median employee” to the annual total compensation of our Principal Executive Officer, our CEO.
To determine our median employee, we included base salary, which is paid in the form of hourly wages, and overtime paid, as the consistently applied compensation measure (“CACM”) for all employees. We selected these pay elements because they were the most consistently paid across our organization. We reviewed compensation as of December 13, 2020, to determine our median employee. As of that date, and according to the definition provided under Dodd-Frank, we had 9,181 employees, though not all of these employees were actively working at that time. In determining our median employee, we excluded employees from countries that represent 5% or less of our global headcount. The excluded countries were The Netherlands, the United Kingdom, Romania, and the United Arab Emirates, which, combined, represented less than 1% of our total headcount.
We collected employee pay data to identify a narrow range of employees around our estimated median pay for 2020 of $62,704, based on the CACM methodology. Using a range of pay within +/-10% of this estimated median, we identified a medianable group of 963 employees. We then conducted further analysis of prior years’ earnings to identify 6 employees from this group with relatively stable earnings over the past several years. Finally, from this list of 6 employees, we selected our median employee, who is an Exhibitor Services Manager.
Having determined our median employee, we collected additional elements of pay pursuant to Item 402(c)(2)(x) of Regulation S-K, which is the same methodology used to determine compensation for our CEO in the Summary Compensation Table in this Proxy Statement. Accordingly, the table below provides the annual total compensation for our median employee and for our CEO for 2020, as well as the ratio of our CEO’s total compensation to that of the median employee.
CEO Pay Ratio – includes part-time and seasonal employees:
2020 Total Annual Compensation – Median Employee	$77,470
2020 Total Annual Compensation – Steven W. Moster, CEO	$3,207,949
Ratio of CEO Compensation to the Median Employee	41:1
HEDGING AND PLEDGING
Our Insider Trading Policy includes the following policies regarding hedging and pledging of Viad common stock:
HEDGING TRANSACTIONS
Our directors, NEOs, other officers, and employees may not engage in any hedging, monetization, short position, or similar transactions that are designed to limit or eliminate the risks of owning Viad stock (collectively, “Hedging”). Hedging is prohibited regardless of whether the shares were purchased in the open market or granted in the form of a stock-based award.
PLEDGING AND MARGIN TRANSACTIONS
Our directors, NEOs, and other officers may not engage in “margin” or “pledging” transactions in which (i) a broker, bank or other financing party holds securities as collateral for a margin loan, mortgage, or other loan, and (ii) Viad securities may be sold without consent in the event of a failure to meet a margin call or default on a loan or mortgage. These transactions are prohibited because the sale may occur at a time when the director, NEO or other officer has material, non-public information, or when he or she is otherwise not permitted to trade in Viad securities.
48	Viad Corp | EXECUTIVE COMPENSATION

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2020
Management has primary responsibility for Viad’s financial statements and reporting process, including the systems of internal control over financial reporting. In accordance with our charter, we assist the Board of Directors in overseeing Viad’s accounting, financial reporting processes, and the audits of the Company’s financial statements. In addition, we assist the Board in overseeing:
•	the integrity of Viad’s financial statements,
•	the independent registered public accounting firm, Deloitte & Touche LLP’s (“Deloitte”), qualifications and independence,
•	Deloitte’s and Viad’s internal audit function performance, and
•	Viad’s compliance with legal and regulatory requirements, including its Always Honest Compliance and Ethics Program.
Disclosure Controls and Internal Control Over Financial Reporting
Management develops and maintains adequate systems of internal accounting and financial controls and annually, Deloitte expresses an opinion on the effectiveness of Viad’s internal control over financial reporting. In accordance with our charter, we discussed and reviewed with Management, the adequacy of those controls.
Throughout 2020, Management tested and evaluated its system of internal control over financial reporting and then regularly updated Deloitte and us regarding their findings. We also reviewed Deloitte’s audit report relating the effectiveness of the Company’s internal control over financial reporting.
Independent Registered Public Accounting Firm
In accordance with our charter, we appointed Deloitte as Viad’s independent registered public accounting firm for 2021. In determining whether to reappoint Deloitte, we considered, among other things, the firm’s independence, the length of time the firm has been engaged, the quality of the ongoing discussions with the firm, and the firm’s familiarity with Viad’s global operations and businesses, accounting policies and practices, and internal control over financial reporting. We also assessed the firm’s, and the lead audit partner’s, professional qualifications and past performance. We concluded that Deloitte is independent and should serve as Viad’s independent registered public accounting firm for 2021.
Financial Statements Recommendation
Management prepared the Company’s 2020 financial statements, and Deloitte audited and then issued a report on those financial statements indicating that they are complete, accurate, and in accordance with generally accepted accounting principles. We recommended that the Company’s 2020 audited financial statements be included in Viad’s 2020 Annual Report on Form 10-K, filed with the SEC on March 1, 2021. A copy of Deloitte’s report is included with your proxy materials. In connection with our recommendation, we:
•	Reviewed and discussed Viad’s audited financial statements with both Management and Deloitte;
•
Discussed with Deloitte the overall scope and plans for their audits of Viad’s businesses, including evaluating the effectiveness of internal control over financial reporting in accordance with the applicable requirements of the Public Accounting Oversight Board (the “PCAOB”);

•
Received from Deloitte the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with us concerning independence; and

•
Discussed with Deloitte their independence from Viad, including reviewing non-audit services and fees to assure compliance with (i) regulations prohibiting Deloitte from performing specific services that could impair its independence, and (ii) Viad’s and the Audit Committee’s policies.

Viad Corp | AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2020	49

This Audit Committee report shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that Viad specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
AUDIT COMMITTEE
Virginia L. Henkels, Chair
Richard H. Dozer
Edward E. Mace
Joshua E. Schechter
50	Viad Corp | AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2020

PROPOSAL 2: RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
The Audit Committee is directly responsible for selecting, appointing, determining the compensation for, retaining, overseeing, and terminating our independent registered public accounting firm (the “independent auditor”). Annually, the Audit Committee reviews the independent auditor’s qualifications, performance, and independence, and determines whether to replace the independent auditor.
Based on its review, the Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditor to conduct the 2021 annual audit. Deloitte has served as our independent auditor since at least 1929. The Board considers the selection of Deloitte as the Company’s independent auditor for 2021 to be in the best interests of the Company and its shareholders. In reaching this conclusion, the Audit Committee considered Deloitte’s integrity, controls, and processes to ensure Deloitte’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services, and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.
Although Deloitte’s appointment as the Company’s independent auditor does not require shareholder approval, our Board and the Audit Committee believe it is desirable as a good corporate governance practice to request that our shareholders ratify the appointment. Ratification requires the affirmative vote of a majority of the shares entitled to vote on the matter. If the shareholders do not ratify the appointment, the Audit Committee, in its discretion, may retain Deloitte or select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and our shareholders.
We expect Deloitte representatives to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.
Board Recommendation
The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.
AUDIT COMMITTEE PRE-APPROVAL POLICY
In accordance with its charter, the Audit Committee’s policy is to pre-approve all of Deloitte’s audit and permissible non-audit services. These services may include audit, audit-related, tax, and other permissible non-audit services. Any service incorporated or identified within Deloitte’s engagement letter and the written annual service plan, both of which the Audit Committee approves, are deemed pre-approved up to the dollar amount specified.
Throughout the year, Deloitte also provides additional accounting research and consultation services required by, and incidental to, the audit of our financial statements and related reporting compliance. The Audit Committee considers these additional audit-related services pre-approved up to the amount specified in the annual service plan. The Audit Committee may also pre-approve services on a case-by-case basis, or the Audit Committee Chairman may give such pre-approval in writing on behalf of the Audit Committee. The Chairman reviews all pre-approvals with the full Committee not later than the Audit Committee’s next meeting. Periodically, the Audit Committee asks Deloitte to summarize the services and fees paid to date, and to report on the approval of the services and fees in accordance with the Audit Committee’s required pre-approval process.
Viad Corp | PROPOSAL 2: RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021	51

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following is a summary of the aggregate fees Deloitte & Touche LLP billed us for professional services provided for the fiscal years ended December 31, 2020 and 2019:
Fee Category	2020 Fees ($)	2019 Fees ($)
Audit Fees[1]	2,228,875	2,332,500
Audit-Related Fees[2]	234,850	206,250
Tax Fees[3]	—	31,300
Total Fees	2,463,725	2,570,050
[1]
Audit Fees. Consists of fees billed for professional services provided for the audits of our financial statements and of our internal control over financial reporting for the fiscal years ended December 31, 2020 and 2019, and for reviewing the financial statements included in our quarterly reports on Form 10-Q for those fiscal years.

[2]
Audit-Related Fees. Consists of fees billed for audit-related services, which generally include fees for separate audits of employee benefit and pension plans, certain due diligence assistance, and consultation, including ad hoc fees for consultation on financial accounting and reporting standards.

[3]	Tax Fees. Consists of fees billed for tax services including fees for corporate tax planning, consulting, and compliance.
52	Viad Corp | PROPOSAL 2: RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

PROPOSAL 3: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION
The Human Resources Committee, which is composed entirely of independent directors, and the full Board believe that the executive compensation policies, procedures, and decisions made with respect to our NEOs are competitive, are based on our pay for performance philosophy, and are focused on achieving our goals and enhancing shareholder value.
Pursuant to Section 14A of the Exchange Act, our shareholders have an opportunity to vote to approve, on an advisory basis, our NEOs’ compensation, as disclosed in this Proxy Statement. This annual vote is not intended to address any specific element of our executive compensation program, but rather the overall compensation program for our NEOs. In considering your vote, you may wish to review the CD&A and the “Executive Compensation” sections of this Proxy Statement, which contain details of our compensation policies, procedures, and decisions regarding our NEOs.
For these reasons and as discussed in the CD&A section of this Proxy Statement, the Board recommends that our shareholders vote “FOR” the adoption of the following resolution:
RESOLVED, that the Viad Corp (the “Company”) shareholders approve, on an advisory basis, the overall compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, Summary Compensation Table, and related compensation tables, notes, and narrative discussion in the Proxy Statement for the Company’s 2021 annual meeting of shareholders.
Although this advisory vote is not binding upon the Board or Viad, the Board and the Human Resources Committee will review and consider the voting results, as they have in previous years, when making future decisions regarding executive compensation.
Board Recommendation
The Board of Directors recommends that you vote “FOR,” to approve, on an advisory basis, the compensation of our Named Executive Officers.
Viad Corp | PROPOSAL 3: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION	53

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
WHO CAN VOTE
Each holder of Viad common stock and Preferred Stock as of the Record date, March 15, 2021, will be entitled to one vote on each matter for each share of common stock held, or into which the Preferred Stock is convertible, on the Record Date.
For the election of Preferred Directors, the Crestview Parties, as the holders of the Preferred Stock, voting as a separate class, are entitled to elect two Preferred Directors. The Crestview Parties are expected to elect Brian P. Cassidy and Kevin M. Rabbitt, effective as of the date of this year’s Annual Meeting.
At the close of business on the Record Date, a total of 20,478,120 shares of Viad common stock and 135,000 shares of Preferred Stock (convertible into 6,352,941 shares of common stock) were outstanding and entitled to vote.
BOARD RECOMMENDATIONS ON PROPOSALS
The following table summarizes the proposals to be voted on at the Annual Meeting and our Board’s voting recommendations with respect to each proposal.
Proposals		Board’s Recommendation
1.	Elect the following nominees to three-year terms: Richard H. Dozer and Virginia L. Henkels	✔	FOR each Director Nominee
2.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021	✔	FOR
3.	Approve, on an advisory basis, the compensation of our named executive officers	✔	FOR
VOTING REQUIREMENTS
The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.
Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of directors	FOR, AGAINST or ABSTAIN with respect to each director nominee.
Uncontested - Majority of votes cast; each director nominee must receive more votes FOR than AGAINST.*

Contested – Plurality voting; the director nominees receiving the greatest number of FOR votes will be elected as directors.
			No effect. An abstention does not count as a vote cast.	No effect; no broker discretion to vote.
Ratification of selection of Deloitte & Touche LLP	FOR, AGAINST or ABSTAIN.	Majority of the votes cast; shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal.	No effect. An abstention does not count as a vote cast.	No broker non-votes; brokers have discretion to vote.
Advisory vote to approve executive compensation	FOR, AGAINST or ABSTAIN.	Majority of the votes cast; shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal.	No effect. An abstention does not count as a vote cast.	No effect; no broker discretion to vote.
*
In an uncontested election, a director nominee who does not receive a majority of the votes cast must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Nominating Committee, will decide whether to accept the resignation.

54	Viad Corp | GENERAL INFORMATION ABOUT THE ANNUAL MEETING

PARTICIPATION IN THE ANNUAL MEETING
We are hosting the Annual Meeting via the internet through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual annual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VVI2021 and entering your 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 8:00 a.m. MST. Online check-in will be available beginning at 7:30 a.m. MST. Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.
If you are a beneficial owner, who owns shares through a bank, brokerage firm, or other nominee, you may not vote your shares electronically at the virtual annual meeting unless you obtain a “legal proxy” from your bank, brokerage firm, or other nominee who is the shareholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For admission to the Annual Meeting, visit www.virtualshareholdermeeting.com/VVI2021 and enter your 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials.
As part of the Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/VVI2021. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
VOTING YOUR PROXY
Under NYSE rules, if you are a beneficial shareholder, your vote instructs your bank, broker, or other nominee (collectively, a “nominee”) as the holder of record, how to vote your shares. If you do not vote, your nominee may still vote your shares, but only on “routine” matters. The only routine matter at this Annual Meeting is Proposal 2, ratifying the appointment of Deloitte & Touche LLP. Accordingly, if you do not vote, your nominee may not vote your shares on Proposals 1 (Election of Directors) or 3 (Advisory Vote on Executive Compensation). Your nominee’s inability to vote your shares on Proposals 1 and 3 results in a broker non-vote. Abstentions and broker non-votes are not included in the vote totals and, as such, will not affect the outcome of the proposals.
If you are a record holder and return a signed proxy card, the proxy will vote your shares in accordance with your instructions. If you return your signed proxy card, but do not indicate how to vote on the proposals, the proxy will vote your shares “For” each of the proposals. If you are a 401(k) participant, your signed proxy card will instruct the respective plan trustee how to vote your shares. If you do not provide voting instructions, the trustees will vote your shares in accordance with the majority of shares voted in the plans.
ELIMINATING DUPLICATIVE PROXY MATERIALS
To reduce printing and mailing costs, we adopted a procedure approved by the SEC called “householding.” Shareholders of record who have indicated that they would like to continue to receive copies of the proxy materials and who have the same address and last name will receive only one copy of this Proxy Statement and 2020 Form 10-K. Shareholders who participate in householding will continue to receive separate proxy cards. If you do not wish to participate in householding and prefer a separate copy of this Proxy Statement and the 2020 Form 10-K, or separate copies of these documents in the future, or if you are currently receiving separate copies of these documents and would like to request delivery of a single copy of the documents in the future, please contact EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 (telephone number: 1-800-453-2235). We will promptly deliver a separate copy of this Proxy Statement and 2020 Form 10-K upon receiving your request. Beneficial owners can request information about householding from their nominees.
Viad Corp | GENERAL INFORMATION ABOUT THE ANNUAL MEETING	55

OTHER BUSINESS
The Board of Directors knows of no other matters to be considered at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.
REVOKING YOUR PROXY
You may revoke your proxy by:
•
Delivering a signed, written revocation letter, dated later than the proxy, to Derek P. Linde, General Counsel and Corporate Secretary, at our principal executive office as listed in the notice of meeting attached to this Proxy Statement;

•	Delivering a signed proxy, dated later than the first one, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or
•	Participating in the Annual Meeting webcast and voting during the meeting. Your participation at the meeting will not by itself revoke your proxy unless you choose to vote during the meeting.
SOLICITATION OF PROXIES
We are providing these proxy materials in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting. We will pay for the cost of solicitation. We will solicit proxies primarily through the mail, but our directors, officers, and employees may solicit proxies personally, by telephone, or otherwise, and no additional compensation will be paid to them. We will also reimburse nominees and other fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of Viad shares.
HOW TO VOTE
Your vote is important! Please cast your vote and play a part in Viad’s future.
Shareholders of record, who hold shares registered in their names, can vote by:

Internet www.proxyvote.com	Calling 1-800-690-6903 Toll-free from the U.S. or Canada	Mail Return the signed proxy card
The deadline for voting online or by telephone is 11:59 p.m. ET on May 13, 2021. If you vote by mail, your proxy card must be received before the Annual Meeting. If you hold shares in a Viad 401(k) plan, your voting instructions must be received by 11:59 p.m. ET on May 9, 2021.
Shareholders of record may vote online during the Annual Meeting. Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, may vote online during the Annual Meeting as described below. You may cast your vote electronically during the Annual Meeting using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.
Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker, or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a shareholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote during the Annual Meeting while participating in the Annual Meeting. Even if you plan to participate in our Annual Meeting via virtual web conference, please cast your vote as soon as possible.
During the Annual Meeting, a list of shareholders entitled to vote will be available for examination at www.virtualshareholdermeeting.com/VVI2021. The list will also be available for 10 days prior to the Annual Meeting at our principal executive office at the address listed above.
56	Viad Corp | GENERAL INFORMATION ABOUT THE ANNUAL MEETING

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at our 2022 annual meeting of shareholders must be received at our principal executive offices not later than the close of business, Arizona local time, on November 29, 2021, which is 120 days prior to the first anniversary of the mailing date of this Proxy Statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our 2022 Proxy Statement.
Under our Bylaws, any shareholder proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2022 annual meeting, must be received at our principal executive offices no earlier than the close of business on January 14, 2022, and no later than the close of business on February 14, 2022.
Shareholders should direct all proposals, director nominations, or related questions in writing to the office of the Corporate Secretary at the address listed in the notice of meeting attached to this Proxy Statement.
Viad Corp | SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	57

AVAILABILITY OF MATERIALS
This Proxy Statement and the 2020 Form 10-K are available on our website at www.viad.com by clicking the link “Annual Meeting-Proxy Materials” under the “Investors” tab, or by written request to the office of the Corporate Secretary at the address listed in the notice of meeting attached to this Proxy Statement. You may also obtain our other SEC filings and certain other information through the internet at www.sec.gov and our website at www.viad.com. Information contained in any website referenced in this Proxy Statement is not part of this Proxy Statement and is not incorporated by reference in this Proxy Statement.
PLEASE SIGN, DATE, AND MAIL YOUR PROXY CARD NOW
OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

WE APPRECIATE YOUR PROMPT RESPONSE!
58	Viad Corp | AVAILABILITY OF MATERIALS

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This Proxy Statement includes the presentation of “Adjusted Segment EBITDA,” which is supplemental to results presented under GAAP and may not be comparable to similarly titled measures presented by other companies. Adjusted Segment EBITDA should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP. The use of this non-GAAP financial measure is limited, compared to the GAAP measure of Net Income Attributable to Viad, because it does not consider a variety of items affecting our consolidated financial performance as reconciled below. Because this non-GAAP measure does not consider all items affecting our consolidated financial performance, a user of our financial information should consider Net Income Attributable to Viad as an important measure of financial performance because it provides a more complete measure of our performance.
We define “Adjusted Segment EBITDA” as Net Income Attributable to Viad before income (loss) from discontinued operations, corporate activities, interest expense and interest income, income taxes, non-cash segment depreciation and amortization, segment acquisition integration and transaction-related costs, attraction start-up costs, legal settlement charge, multi-employer pension plan withdrawal costs, restructuring and restructuring-related charges, impairment losses, and the reduction/increase for income/loss attributable to non-redeemable and redeemable non-controlling interests.
We believe that the presentation of Adjusted Segment EBITDA provides useful information to investors regarding our results of operations for trending, analyzing, and benchmarking the performance and value of our business. We use Adjusted Segment EBITDA to measure the profit and performance of our operating segments to facilitate period-to-period comparisons.
Viad Corp | APPENDIX A	59

A reconciliation of Net Income Attributable to Viad to Adjusted Segment EBITDA is as follows:
ADJUSTED SEGMENT EBITDA
Millions	2017	2018	2019	2020
Net Income Attributable to Viad	$57.7	$49.2	$22.0	$(374.1)
Net Income Attributable to Noncontrolling Interest	0.5	0.5	2.3	(1.4)
Net Loss Attributable to Redeemable Noncontrolling Interest	(0.1)	(0.3)	(0.8)	(1.5)
Loss (Income) from Discontinued Operations	0.3	(1.5)	0.1	1.8
Income Tax Expense	45.9	17.1	2.5	14.2
Net Interest Expense	8.0	9.3	13.8	17.9
Other Expense	2.0	1.7	1.6	1.1
Pension Plan Withdrawal	—	—	15.7	0.5
Legal Settlement	—	—	8.5	—
Impairment Charges (Recoveries)	(29.1)	—	5.3	203.1
Restructuring Charges	1.0	1.6	8.4	13.4
Corporate Activities & Eliminations	12.3	10.9	10.8	8.6
Segment Operating Income	$98.6	$88.5	$90.2	$(116.2)
Segment Depreciation	42.5	45.6	45.4	46.4
Segment Amortization	12.4	11.0	13.4	10.1
Attraction Start-up Costs	0.1	0.9	2.3	4.2
Restructuring-Related Inventory Write-Off	—	—	—	5.3
Acquisition Integration & Transaction Costs	0.5	0.3	1.4	0.1
Adjusted Segment EBITDA	$154.2	$146.3	$152.7	$(50.2)

60	Viad Corp | APPENDIX A

VIAD

VIAD CORP
1850 NORTH CENTRAL AVE., SUITE 1900
PHOENIX, AZ 85004-4565

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VVI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45795-P49746 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIAD CORP

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Richard H. Dozer	☐	☐	☐
1b. Virginia L. Henkels	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	**Against**	**Abstain**
2. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D45796-P49746

Viad Corp
Annual Meeting of Shareholders
May 14, 2021 8:00 A.M. MDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Derek P. Linde and Jonathan A. Massimino, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Viad Corp that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 A.M., MDT on May 14, 2021, via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/VVI2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side